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                                CREDIT AGREEMENT

                                      among

                        MARKETING SPECIALISTS CORPORATION
                        and certain of its subsidiaries,
                                  as Borrowers,

                            THE CHASE MANHATTAN BANK,
                                    as Agent,

                                       and
                             the banks named herein

                                  30 March 2000

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[LOGO] CHASE


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                                  TABLE OF CONTENTS


ARTICLE 1 Definitions.............................................................................................1
         Section 1.1       Definitions............................................................................1
         Section 1.2       Other Definitional Provisions.........................................................16
         Section 1.3       Accounting Terms and Determinations...................................................16
         Section 1.4       Time of Day...........................................................................16

ARTICLE 2 Revolving Credit Facility..............................................................................17
         Section 2.1       Commitments...........................................................................17
         Section 2.2       Notes.................................................................................17
         Section 2.3       Repayment of Loans....................................................................17
         Section 2.4       Use of Proceeds.......................................................................17
         Section 2.5       Commitment Fee........................................................................17
         Section 2.6       Termination or Reduction of Commitments...............................................17
         Section 2.7       Letters of Credit.....................................................................18

ARTICLE 3 Interest and Fees......................................................................................20
         Section 3.1       Interest Rate.........................................................................20
         Section 3.2       Determinations of Margins and Fees....................................................20
         Section 3.3       Payment Dates.........................................................................21
         Section 3.4       Default Interest......................................................................21
         Section 3.5       Conversions and Continuations of Accounts.............................................21
         Section 3.6       Computations..........................................................................22

ARTICLE 4 Administrative Matters.................................................................................22
         Section 4.1       Borrowing Procedure...................................................................22
         Section 4.2       Minimum Amounts.......................................................................22
         Section 4.3       Certain Notices.......................................................................23
         Section 4.4       Prepayments...........................................................................23
         Section 4.5       Method of Payment.....................................................................24
         Section 4.6       Weekly Settlement Among Banks; Pro Rata Treatment.....................................25
         Section 4.7       Sharing of Payments...................................................................26
         Section 4.8       Non-Receipt of Funds by the Agent.....................................................26
         Section 4.9       Withholding Taxes.....................................................................26
         Section 4.10      Withholding Tax Exemption.............................................................27
         Section 4.11      Participation and Settlement Obligations Absolute; Failure to Fund Participation
                           or Settlement.........................................................................27
         Section 4.12      Borrowers' Acknowledgment of Benefit and Liability....................................28
         Section 4.13      Limitation of Borrower Liability......................................................28
         Section 4.14      Contribution; Subrogation.............................................................28
         Section 4.15      Joint and Several Obligations Absolute................................................29
         Section 4.16      Subordination.........................................................................29

ARTICLE 5 Yield Protection and Illegality........................................................................30
         Section 5.1       Additional Costs......................................................................31
         Section 5.2       Limitation on Libor Accounts..........................................................32
         Section 5.3       Illegality............................................................................32
         Section 5.4       Treatment of Affected Loans...........................................................32

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         Section 5.5       Compensation..........................................................................33
         Section 5.6       Capital Adequacy......................................................................33
         Section 5.7       Replacement of a Bank.................................................................34

ARTICLE 6 Conditions Precedent...................................................................................34
         Section 6.1       Initial Loan and Letter of Credit.....................................................34
         Section 6.2       All Loans and Letters of Credit.......................................................36

ARTICLE 7 Representations and Warranties.........................................................................37
         Section 7.1       Corporate Existence...................................................................37
         Section 7.2       Financial Statements..................................................................37
         Section 7.3       Corporate Action; No Breach...........................................................37
         Section 7.4       Operation of Business.................................................................38
         Section 7.5       Litigation and Judgments..............................................................38
         Section 7.6       Rights in Properties; Liens...........................................................38
         Section 7.7       Enforceability........................................................................38
         Section 7.8       Approvals.............................................................................38
         Section 7.9       Debt..................................................................................38
         Section 7.10      Taxes.................................................................................39
         Section 7.11      Margin Securities.....................................................................39
         Section 7.12      ERISA.................................................................................39
         Section 7.13      Disclosure............................................................................39
         Section 7.14      Subsidiaries; Borrower Capitalization.................................................39
         Section 7.15      Agreements............................................................................40
         Section 7.16      Compliance with Laws..................................................................40
         Section 7.17      Investment Company Act................................................................40
         Section 7.18      Public Utility Holding Company Act....................................................40
         Section 7.19      Environmental Matters.................................................................40
         Section 7.20      Solvency..............................................................................41
         Section 7.21      Perishable Agricultural Commodities Act...............................................41
         Section 7.22      Packers and Stockyards Act............................................................41
         Section 7.23      Common Enterprise; Benefit Received...................................................41
         Section 7.24      Year 2000.............................................................................41
         Section 7.25      Indenture.............................................................................42

ARTICLE 8 Positive Covenants.....................................................................................42
         Section 8.1       Reporting Requirements................................................................42
         Section 8.2       Maintenance of Existence; Conduct of Business.........................................44
         Section 8.3       Maintenance of Properties.............................................................44
         Section 8.4       Taxes and Claims......................................................................44
         Section 8.5       Insurance.............................................................................44
         Section 8.6       Inspection Rights; Receivable Verification............................................44
         Section 8.7       Keeping Books and Records.............................................................45
         Section 8.8       Compliance with Laws..................................................................45
         Section 8.9       Compliance with Agreements............................................................45
         Section 8.10      Further Assurance.....................................................................45
         Section 8.11      ERISA.................................................................................46

ARTICLE 9 Negative Covenants.....................................................................................46
         Section 9.1       Debt..................................................................................46
         Section 9.2       Limitation on Liens and Restrictions on Subsidiaries..................................47

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         Section 9.3       Mergers, Etc..........................................................................48
         Section 9.4       Restricted Junior Payments............................................................49
         Section 9.5       Investments...........................................................................49
         Section 9.6       Limitation on Issuance of Capital Stock...............................................50
         Section 9.7       Transactions With Affiliates..........................................................50
         Section 9.8       Disposition of Assets.................................................................50
         Section 9.9       Sale and Leaseback....................................................................51
         Section 9.10      Lines of Business.....................................................................51
         Section 9.11      Prepayment of Debt....................................................................51
         Section 9.12      First Union Loan Agreement............................................................51
         Section 9.13      Modifications to Senior Note Documents................................................51
         Section 9.14      Designation of Senior Debt............................................................51

ARTICLE 10 Financial Covenants...................................................................................52
         Section 10.1      Minimum Fixed Charges Coverage Ratio..................................................52
         Section 10.2      Maximum Debt to EBITDA Ratio..........................................................52
         Section 10.3      Deleted...............................................................................52
         Section 10.4      Minimum Interest Coverage Ratio.......................................................52
         Section 10.5      Minimum EBITDA........................................................................52
         Section 10.6      Capital Expenditure Limits............................................................53

ARTICLE 11 Default...............................................................................................53
         Section 11.1      Events of Default.....................................................................53
         Section 11.2      Remedies..............................................................................57
         Section 11.3      Cash Collateral.......................................................................58
         Section 11.4      Performance by the Agent..............................................................58
         Section 11.5      Setoff................................................................................58
         Section 11.6      Continuance of Default................................................................59

ARTICLE 12 The Agent.............................................................................................59
         Section 12.1      Appointment, Powers and Immunities....................................................59
         Section 12.2      Rights of Agent as a Bank.............................................................59
         Section 12.3      Defaults..............................................................................60
         Section 12.4      Indemnification.......................................................................60
         Section 12.5      Independent Credit Decisions..........................................................60
         Section 12.6      Several Commitments...................................................................61
         Section 12.7      Successor Agent.......................................................................61
         Section 12.8      Administrative Fee....................................................................61


ARTICLE 13 Miscellaneous.........................................................................................61
         Section 13.1      Expenses..............................................................................61
         Section 13.2      Indemnification.......................................................................62
         Section 13.3      Limitation of Liability...............................................................62
         Section 13.4      No Duty...............................................................................63
         Section 13.5      No Fiduciary Relationship.............................................................63
         Section 13.6      Equitable Relief......................................................................63
         Section 13.7      No Waiver; Cumulative Remedies........................................................63
         Section 13.8      Successors and Assigns................................................................63
         Section 13.9      Survival..............................................................................65
         Section 13.10     ENTIRE AGREEMENT......................................................................65

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         Section 13.11     Amendments............................................................................65
         Section 13.12     Maximum Interest Rate.................................................................66
         Section 13.13     Notices...............................................................................66
         Section 13.14     Governing Law, Etc....................................................................66
         Section 13.15     Counterparts..........................................................................67
         Section 13.16     Severability..........................................................................67
         Section 13.17     Headings..............................................................................67
         Section 13.18     Non-Application of Chapter 346 of Texas Finance Code..................................67
         Section 13.19     Construction..........................................................................67
         Section 13.20     Independence of Covenants.............................................................67
         Section 13.21     WAIVER OF JURY TRIAL..................................................................67
         Section 13.22     Confidentiality.......................................................................68

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                                INDEX TO EXHIBITS
                                -----------------

               EXHIBIT        DESCRIPTION OF EXHIBIT
               -------        ----------------------

               "A"            Note
               "B"            Compliance Certificate
               "C"            Borrowing Base Report
               "D"            Security Agreement
               "E"            Assignment and Acceptance
               "F"            Guaranty Agreement
               "G"            Receivables Report



                                 INDEX TO SCHEDULES
                                 ------------------

               SCHEDULE       DESCRIPTION OF SCHEDULE
               --------       -----------------------

               1.1(a)         Previous Senior Debt
               1.1(b)         Monroe Litigation
               7.9            Debt Levels
               7.14           List of Subsidiaries; List of Parent's
                              Shareholders
               9.1            Debt
               9.2            Existing Liens
               9.5            Existing Investments
               9.7            Permitted Affiliate Transactions

















INDEX TO EXHIBITS AND SCHEDULES, Solo Page

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                                  CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "AGREEMENT"), dated as of March 30, 2000, is among MARKETING SPECIALISTS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "PARENT"), PAUL INMAN ASSOCIATES, INC. ("PIA"), a corporation duly organized and validly existing under the laws of the State of Michigan, MARKETING SPECIALISTS SALES COMPANY ("MSSC"), a corporation duly organized and validly existing under the laws of the State of Texas, BROMAR, INC. ("BROMAR"), a corporation duly organized and validly existing under the laws of the State of California, (Parent, PIA, MSSC, and Bromar, collectively, the "BORROWERS"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof pursuant to
SECTION 13.8 hereof (individually, a "BANK" and, collectively, the "BANKS"), and THE CHASE MANHATTAN BANK, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "AGENT").

                                  R E C I T A L S:

     The Borrowers have requested that the Banks extend credit to the Borrowers in the form of a revolving credit facility. The Banks are willing to extend such credit to the Borrowers upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS


     Section 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     "ACCOUNT" means either a Base Rate Account or a Libor Account.

     "ADDITIONAL COSTS" has the meaning specified in SECTION 5.1 hereof.

     "ADDITIONAL DEBT" has the meaning specified in SECTION 9.1 hereof.

     "ADJUSTED EBITDA" has the meaning specified in SECTION 10.2 hereof.

     "ADJUSTED LIBOR RATE" means, for any Libor Account for any Interest Period therefor, the rate per annum determined by the Agent to be equal to the Libor Rate for such Libor Account for such Interest Period divided by 1 minus the Reserve Requirement for such Libor Account for such Interest Period.

     "ADJUSTED MAXIMUM AMOUNT" has the meaning specified in SECTION 4.14 hereof.

     "ADJUSTMENT DATE" has the meaning specified in SECTION 3.2 hereof.

     "AFFILIATE" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of

CREDIT AGREEMENT - Page 1

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such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; PROVIDED, HOWEVER, in no event shall the Agent or any Bank be deemed an Affiliate of any Borrower.

     "AGENT" has the meaning set forth in the introductory paragraph of this Agreement.

     "AGGREGATE BORROWING AVAILABILITY" means the sum of all the Borrowers' Borrowing Availability.

     "AGGREGATE PAYMENTS" has the meaning specified in SECTION 4.14 hereof.

     "AGREEMENT" has the meaning set forth in the introductory paragraph of this Agreement.

     "APPLICABLE LENDING OFFICE" means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans subject to Accounts of such Type are to be made and maintained.

     "APPLICABLE RATE" has the meaning specified in SECTION 3.1 hereof.

     "ASSIGNEE" has the meaning specified in SECTION 13.8 hereof.

     "ASSIGNING BANK" has the meaning specified in SECTION 13.8 hereof.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to SECTION 13.8 hereof, in substantially the form of EXHIBIT "E" hereto.

     "AVAILABLE CASH" has the meaning specified in SECTION 4.4(b).

     "BANK" has the meaning set forth in the introductory paragraph of this Agreement.

     "BANKRUPTCY CODE " has the meaning specified in SECTION 11.1 hereof.

     "BASE MARGIN" has the meaning specified in SECTION 3.2 hereof.

     "BASE RATE" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) in effect on such day, (b) the Federal Funds Effective Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect for such day plus one-half of one percent (0.5%), or
(c) the Base CD Rate in effect for such day plus one percent (1%). For purposes of this Agreement, any change in the Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or the Base CD Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Effective Rate or the Base CD Rate, respectively. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Base CD Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, as

CREDIT AGREEMENT - Page 2
appropriate, until the circumstances giving rise to such inability no longer exist. As used in this definition, the following terms shall have the following meanings:

          "ASSESSMENT RATE" shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Agent's domestic offices during the current calendar year.

          "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

          "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank, or its successor financial institution, at the Principal Office as its prime rate in effect at such time. Without notice to any Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY THE CHASE MANHATTAN BANK OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS. THE CHASE MANHATTAN BANK OR SUCH SUCCESSOR FINANCIAL INSTITUTION MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.

          "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States or any banking authority to which The Chase Manhattan Bank is subject with respect to the Base CD Rate for new negotiable non-personal time deposits in Dollars of over One Hundred Thousand Dollars ($100,000) with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.

          "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent.

CREDIT AGREEMENT - Page 3

     "BASE RATE ACCOUNT" means a portion of a Loan that bears interest at a rate based upon the Base Rate.

     "BORROWERS" has the meaning set forth in the introductory paragraph of this Agreement.

     "BROMAR" has the meaning set forth in the introductory paragraph of this Agreement.

     "BORROWING AVAILABILITY" means, at any date of determination, the amount by which the lesser of the Commitments or the Borrowing Base exceed the Outstanding Revolving Credit or, when determined with respect to a Borrower, the amount that such Borrower's Borrowing Base exceeds the Outstanding Revolving Credit applicable to such Borrower.

     "BORROWING BASE" means, with respect to a Borrower, at any time and calculated without duplication based on the Borrowing Base Report most recently delivered at such time pursuant to SECTION 8.1(d) (or pursuant to SECTION 6.1(k)), an amount equal to the sum of the following (calculated separately for each Borrower):

          (a) the sum of (i) aggregate amount of Eligible Accounts MINUS (ii) the aggregate amount of all of such Borrower's cash collections on Receivables which have not been applied to the Receivables as of the date of the preparation of the Borrowing Base Report; multiplied by the Advance Percent; PLUS

          (b) the amount of cash or cash equivalents that are, in the Agent's sole judgment, pledged to the Agent as collateral for the Obligations; MINUS

          (c) the aggregate amount of the reserves established by the Agent at any time and from time to time after the Closing Date, that the Agent determines are necessary to protect the Banks' interests, such determination to be made in the Agent's sole judgment, in good faith and based on information which, in its judgment, supports such determination; PROVIDED, THAT, at any time after the Agent has established a reserve, such reserve may only be released in an amount greater than $2,000,000 upon the consent of the Required Banks.

     As used in this definition, the term "ADVANCE PERCENT" means eighty-two percent (82%) or such other percent as the Agent may, at any time hereafter, determine is necessary to protect its interests, such determination to be made in the Agent's sole judgment, in good faith and based on information which, in its judgment, supports such determination. Any change in the Advance Percent and any establishment of reserves shall be effective on the date Parent receives Agent's written notice of such. The Eligible Accounts attributable to any Subsidiary acquired in the Pending Acquisition shall not be included in any calculation of the Borrowing Base until such time as such Subsidiary is included as a "Borrower" under this Agreement pursuant to the terms of SECTION 13.11.

     "BORROWING BASE REPORT" means a report in substantially the form of EXHIBIT "C" hereto properly completed and executed by the chief executive officer, treasurer or chief financial officer of Parent.

     "BUSINESS DAY" means (a) any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the States of New York or Texas or is a day on which banking institutions located in any such States are closed, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Libor Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

CREDIT AGREEMENT - Page 4

     "CALCULATION PERIOD" has the meaning specified in SECTION 3.2 hereof.

     "CAPITAL EXPENDITURES" means, for any period, all expenditures which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations.

     "CAPITAL EXPENDITURE LIMITS" has the meaning specified in SECTION 10.6 hereof.

     "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "CLOSING DATE" means March 30, 2000.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

     "COLLATERAL" means the property in which Liens have been granted pursuant to the Security Agreement, whether such Liens are now existing or hereafter arise.

     "COMMITMENT" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in (or with respect to the Agent as a Bank, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Commitment" or, if applicable, in its most recent Assignment and Acceptance. The Commitment of a Bank and the Commitments of all the Banks may be reduced or terminated pursuant to SECTION 2.6 or SECTION 11.2 hereof. The aggregate amount of the Commitments of all Banks is Fifty Million Dollars ($50,000,000).

     "COMMITMENT PERCENTAGE" means, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of such Bank's Commitment and the denominator of which is the aggregate amount of the Commitments for all of the Banks.

     "COMPLIANCE CERTIFICATE" means a certificate in substantially the form of EXHIBIT "B" hereto, properly completed and executed by the chief executive officer, treasurer or chief financial officer of Parent.

     "CONCENTRATION ACCOUNT" shall mean a deposit account established at the Agent by the Borrowers and controlled by the Agent for the benefit of the Banks in which all funds received through the Lockbox Accounts shall be deposited.

     "CONTINUE", "CONTINUATION", and "CONTINUED" shall refer to the continuation pursuant to SECTION 3.5 or ARTICLE 5 hereof of a Libor Account as a Libor Account from one Interest Period to the next Interest Period.

     "CONTRACT RATE" has the meaning specified in SECTION 13.12 hereof.

     "CONTRIBUTING OBLIGORS " has the meaning specified in SECTION 4.14 hereof.

CREDIT AGREEMENT - Page 5

     "CONVERT", "CONVERSION", and "CONVERTED" shall refer to a conversion pursuant to SECTION 3.5 or ARTICLE 5 hereof of one Type of Account into the other Type of Account.

     "DEBT" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, including, without limitation, any notes payable to the seller in connection with any acquisition and the Loans; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments (including those outstanding with respect to Letters of Credit); (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (i) all liabilities of such Person under Hedging Agreements; (j) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; and (k) all other amounts which are, in accordance with GAAP, required to be reflected as liabilities on a consolidated balance sheet of such Person other than accruals and deferred taxes.

     "DEFAULT" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

     "DEFAULT RATE" means, with respect to a Loan subject to a Libor Account, a per annum rate equal to the sum of two percent (2%) plus the interest rate for such Loan as provided in SECTION 3.1 hereof and, for all other purposes, a per annum rate equal to the sum of two percent (2%) plus the Applicable Rate for Base Rate Accounts under the Loans as in effect from time to time.

     "DESIGNATED INFORMATION" has the meaning specified in SECTION 13.22 hereof.

     "DG" has the meaning set forth in the introductory paragraph of this Agreement.

     "DISBURSEMENT ACCOUNTS" means the controlled disbursement accounts of any Borrower which are designated by the Agent in writing as "Disbursement Accounts".

     "DOLLARS" and "$" mean lawful money of the United States of America.

     "EBITDA" means, for any period and any Person, the total of the following, each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; PLUS (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; PLUS (c) interest expense deducted in determining Net Income; PLUS (d) amortization and depreciation expense deducted in determining Net Income; PLUS (e) other noncash charges deducted in determining consolidated net income and not already deducted in accordance with clauses (b) and (c) of the definition of Net Income.

CREDIT AGREEMENT - Page 6

     "ELIGIBLE ACCOUNT" means an account of a Borrower created from the performance of services or the sale of goods by such Borrower in the ordinary course of business (herein a "RECEIVABLE") which at all times comply with all of the following requirements:

          (i) The Receivable and the transaction giving rise thereto each comply with all applicable laws, rules, and regulations, including, without limitation, usury laws;

          (ii) The Receivable has been billed and invoiced in a timely fashion and in the normal course of business, has not been outstanding for more than one hundred and twenty (120) days past the original date of invoice and is not more than ninety (90) days past due;

          (iii) The Receivable arises from an enforceable contract and the applicable Borrower is not in default of the terms thereof;

          (iv) The services reflected on the applicable invoice have been completely performed by the applicable Borrower or, if arising from the sale of goods, the goods reflected on the applicable invoice have been delivered to the account debtor and, in each case, the applicable account debtor has not objected to such account debtor's liability thereon;

          (v) The applicable Borrower has good and indefeasible title to the Receivable and the Receivable is not subject to any Lien except Liens in favor of the Agent;

          (vi) The Receivable is subject to a first priority, perfected Lien in favor of the Agent and is payable to a Lockbox Account covered by an agreement of the type described in SECTION 6.1(g)(iii) of this Agreement;

          (vii) The account debtor or other obligor thereunder is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

          (viii) The Receivable is not evidenced by chattel paper or an instrument;

          (ix) The applicable Borrower's performance of the contract to which the Receivable relates is not assured by a performance, completion, or other bond;

          (x) The Receivable is not owed by an Affiliate of the applicable Borrower or a director, officer, agent, stockholder or employee of such Borrower or by such Borrower to another Borrower;

          (xi) The Receivable is payable in Dollars by the account debtor or other obligor thereunder;

          (xii) The account debtor or other Person obligated on such Receivable is domiciled in the United States of America or, if not so domiciled, the Receivable is backed by a satisfactory letter of credit that is issued or confirmed by a bank located in the United States of America that has been delivered to the agent as Collateral and is

CREDIT AGREEMENT - Page 7
     otherwise acceptable to the Agent or insured by credit insurance acceptable to the Agent in which the Agent has been named as a loss payee;

          (xiii) Not more than fifty percent (50%) of the aggregate amount of the Receivables owed by the account debtor or other Person obligated thereon and its Affiliates to any Borrower, on an aggregate basis, are more than ninety (90) days past due or have been outstanding for more than one-hundred twenty (120) days past the original invoice date;

          (xiv) The account debtor or other Person obligated thereon is not a Government Authority unless the Federal Assignment of Claims Act of 1940, as amended, or any similar statute shall have been complied with to the satisfaction of the Agent;

          (xv) The Receivable has not been and is not required to be charged or written off as uncollectible in accordance with GAAP;

          (xvi) If the Receivable is owing by an account debtor for which the applicable Borrower must have filed a "Notice of Business Activities Report" or similar report in a state or states where failure to comply with such filing of notice precludes bringing suit against the applicable account debtor, the applicable Borrower must have filed such requisite activities report or other similar report and otherwise be in full compliance with such legal requirement;

          (xvii) The Receivable does not arise from the sale of perishable agricultural commodities (as that term is defined in the Perishable Agricultural Commodities Act, as amended (7 U.S.C. Section 499e(c)) and the regulations promulgated thereunder) purchased and owned by the Borrower or livestock (as that term is defined in the Packers and Stockyards Act, as amended (7 U.S.C. Section 181-229) and the regulations thereunder) purchased and owned by the Borrower;

          (xviii) The goods of sale which gave rise to such Receivable (a) were owned solely by the Borrower free and clear of all Liens other than the Liens of the Agent and First Union National Bank therein, (b) were delivered to the account debtor on an absolute sale basis and not on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding and (c) have not been returned, rejected, repossessed, lost or damaged; and

          (xix) The Receivable is not an Excluded Account. The term "Excluded Account" means a Receivable that has been identified by the Agent (by a notice to Parent) as being unacceptable for inclusion in the Borrowing Base because the Agent has determined that the credit standing of the applicable account debtor in relation to the amount of credit extended has become unsatisfactory, the account debtor or other Person obligated on such Receivable is not otherwise creditworthy or the Agent might not otherwise be able to receive the full amount of the Receivable within a reasonable period of time and at a reasonable cost of collection if it sought to realize on its security interest therein, such determination to be made in the Agent's judgment, in good faith and based on information which, in its judgment, supports such determination.

The aggregate amount of the Eligible Accounts owed by an account debtor or other Person to any Borrower shall be reduced by the amount of all "contra accounts" and other obligations owed by such

CREDIT AGREEMENT - Page 8

Borrower to such account debtor or other Person. The amount of the Eligible Accounts owed by an account debtor or other Person shall be reduced by the amount thereof which is subject to any setoff, counterclaim, defense, dispute, recoupment, chargeback or other adjustment. The portion of any Receivable constituting retainage that has been withheld by the account debtor or other obligor shall not constitute an Eligible Account. If the aggregate amount of the Receivables due from a single account debtor or other Person obligated thereon exceeds an aggregate amount equal to ten percent (10%) of the aggregate of all Receivables of a Borrower at the time of determination, the amount of the excess shall be subtracted from all Eligible Accounts of such Borrower unless such excess is backed by a letter of credit acceptable to the Agent or secured by credit insurance under which the Agent has been named as loss payee and which is issued on terms acceptable to the Agent. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no Receivables of any Borrower who has been sold or substantially all of whose assets have been sold after the Closing Date shall be included within Eligible Accounts, unless and until the Agent shall have conducted a field examination (at the Borrowers' cost and expense) of such Borrower's books, records and operations in order to reasonably satisfy the Agent that the Receivables of such Borrower generally satisfy the above-described standards of eligibility.

     "ELIGIBLE ASSIGNEE " has the meaning specified in SECTION 13.8 hereof.

     "ENVIRONMENTAL LAWS" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

     "ENVIRONMENTAL LIABILITIES" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

     "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person and any option, warrant or other right relating thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

     "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower or is under common control (within the meaning of Section 414(c) of the Code) with any Borrower.

     "EVENT OF DEFAULT" has the meaning specified in SECTION 11.1 hereof.

     "FAIR SHARE " has the meaning specified in SECTION 4.14 hereof.

     "FAIR SHARE SHORTFALL" has the meaning specified in SECTION 4.14 hereof.

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System

CREDIT AGREEMENT - Page 9
arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "FIRST UNION LOAN" means the term loan in the original principal amount of $35,000,000 outstanding under the First Union Loan Agreement.

     "FIRST UNION LOAN AGREEMENT" means that certain Second Amended and Restated Credit Agreement dated the Closing Date, among the Parent certain lenders and First Union National Bank, as agent for the lenders as the same exists on the Closing Date, without giving effect to any modification thereto unless modified in a transaction that does not violate SECTION 9.12.

     "FISCAL QUARTERS" means the three (3) month periods falling in each Fiscal Year ending March 31, June 30, September 30, and December 31.

     "FISCAL YEAR" means a twelve (12) month period ending December 31.

     "FIXED CHARGES " has the meaning specified in SECTION 10.1 hereof.

     "FRAUDULENT TRANSFER LAWS " has the meaning specified in SECTION 4.13 hereof.

     "FUNDING OBLIGOR " has the meaning specified in SECTION 4.14 hereof.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person from a liability or other obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "HAZARDOUS MATERIAL" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

CREDIT AGREEMENT - Page 10

     "HEDGING AGREEMENT" means any interest rate swap, interest rate caps, interest rate collars or other similar agreements, or any foreign exchange, currency hedging, commodity hedging or other similar agreement, including without limitation or in addition, any Synthetic Purchase Agreement.

     "INDENTURE" means the Indenture dated December 19, 1997 among Richmont Marketing Specialists, Inc. (who has merged with and into Parent), certain of its subsidiaries and Texas Commerce Bank National Association (now known as Chase Bank of Texas, National Association), as trustee, as the same exists on the Closing Date, without giving effect to any modification thereto unless modified in a transaction that does not violate SECTION 9.13.

     "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of March 30, 2000 among the Borrowers, the Agent and First Union National Bank, as agent, as the same may be amended or otherwise modified from time to time.

     "INTEREST COVERAGE RATIO" means the ratio calculated in accordance with
SECTION 10.2 hereof.

     "INTEREST PERIOD" means with respect to any Libor Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Parent may select as provided in SECTION 3.5 or 4.1 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than five (5) Interest Periods shall be in effect at the same time; and (d) no Interest Period for any Libor Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder.

     "LENDING PARTY " has the meaning specified in SECTION 13.22 hereof.

     "LETTER OF CREDIT LIABILITIES" means, at any time, the aggregate amount available for drawing under all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

     "LETTERS OF CREDIT" has the meaning specified in SECTION 2.7(a) hereof.

     "LEVERAGE RATIO" means, as of the end of any Fiscal Quarter, the ratio of
(a) the principal amount of all Debt of the Parent and the Subsidiaries outstanding as of such date determined on a consolidated basis which is not subordinated in right of payment to any other Debt of the Parent and the Subsidiaries to (b) the consolidated Adjusted EBITDA of the Parent and the Subsidiaries calculated for the four (4) Fiscal Quarter period ending on the last day of such Fiscal Quarter.

     "LIBOR ACCOUNT" means a portion of a Loan that bears interest at a rate based upon the Adjusted Libor Rate.

     "LIBOR RATE" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of

CREDIT AGREEMENT - Page 11
such Interest Period by leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period.

     "LIBOR RATE MARGIN" has the meaning specified in SECTION 3.2 hereof.

     "LIEN" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "LOANS" means, as to any Bank, the advances made by such Bank pursuant to
SECTION 2.1 hereof.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Agreement, the Intercreditor Agreement and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, letters of credit, and other instruments, agreements and other documentation executed and delivered pursuant to or in connection with this Agreement, as such instruments, agreements and other documentation may be amended or otherwise modified.

     "LOCKBOX ACCOUNTS" shall mean the lockbox accounts described in the Security Agreement and any other accounts established pursuant to the Lockbox Agreements in which all funds received pursuant to the Lockbox Agreements shall be deposited.

     "LOCKBOX AGREEMENTS" shall mean the lockbox or other agreements described in the Security Agreement and any lockbox or other agreement entered into by a Borrower with the Agent, any Bank or any other depository institution acceptable to the Agent, pursuant to which a lockbox and deposit account shall be established for such Borrower into which payments on such Borrower's accounts or other Collateral shall be sent and deposited, each in form and substance satisfactory to the Agent, as the same may be amended or otherwise modified.

     "MSSC" has the meaning set forth in the introductory paragraph of this Agreement.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Borrowers taken as a whole; or (b) a material adverse effect on the ability of the Borrowers and the Obligated Parties, taken as a whole, to perform the obligations arising under the Loan Documents; or (c) a material adverse effect on the validity, perfection, or priority of the Agent's Lien on the Collateral or the ability of the Agent to enforce the Agent's Lien on the Collateral (other than from a circumstance arising as a result of the fault of the Agent or the release of any such Lien in accordance with the Loan Documents) or of the ability of the Agent or any Bank to enforce a material provision of the Loan Documents (other than from a circumstance arising as a result of the fault of the Agent or any Bank). In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

     "MAXIMUM RATE" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrowers. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to any Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law,

CREDIT AGREEMENT - Page 12
if applicable, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Section 303 of the Texas Finance Code.

     "MODIFIED EBITDA" has the meaning set forth in SECTION 10.1 hereof.

     "MONROE LITIGATION" means the litigation identified on SCHEDULE 1.1(b).

     "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "NET INCOME" means, for any period and any Person, such Person's consolidated net income (or loss), but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of it subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to asset disposition; (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or losses; and (d) non-cash or nonrecurring charges due to changes in accounting principles required by GAAP.

     "NOTES" means the promissory notes provided for by SECTION 2.2 hereof and all amendments or other modifications thereof.

     "OBLIGATED PARTY" means any Person (exclusive of the Borrowers) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

     "OBLIGATED PARTY OBLIGATIONS" has the meaning specified in SECTION 4.16 hereof.

     "OBLIGATION" means all obligations, indebtedness, and liabilities of the Borrowers or any of them to the Agent and the Banks arising pursuant to any of the Loan Documents, pursuant to any Hedging Agreement entered into with any Borrower for the purpose of enabling such Borrower to fix or limit its actual interest expense or the market risk of holding currency or a commodity in either the cash or futures market, or pursuant to any deposit, lockbox, cash management or similar agreement entered into with any Borrower, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrowers to repay the Loans, the Reimbursement Obligations, interest on the Loans and Reimbursement Obligations, and all fees, costs, and expenses (including attorneys' fees) provided for in the Loan Documents, such Hedging Agreements or such deposit and similar agreements.

     "OUTSTANDING REVOLVING CREDIT" means, at any time of determination, the sum of (a) the aggregate amount of Loans then outstanding; plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including the Agent as a Bank, such Bank's participation or other interest in such Letter of Credit Liabilities); plus (c) all interest, expenses, fees or other amounts accrued and owed to the Agent or the other Banks under any Loan Document.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "PH" has the meaning set forth in the introductory paragraph of this Agreement.

     "PIA" has the meaning set forth in the introductory paragraph of this Agreement.

CREDIT AGREEMENT - Page 13

     "PARENT" has the meaning set forth in the introductory paragraph of this Agreement.

     "PENDING ACQUISITION" means the acquisition by MSSC of SFC pursuant to such documentation as are satisfactory to the Agent.

     "PERSON" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

     "PLAN" means any employee benefit plan established or maintained by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "PREVIOUS SENIOR DEBT" means all the obligations, indebtedness and liability of any Borrower arising under or pursuant to Debt described in
SCHEDULE 1.1(a).

     "PRINCIPAL OFFICE" means the principal office of the Agent, located at 633 Third Avenue New York, New York 10017-6764.

     "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

     "RECEIVABLE" has the meaning specified in the definition of Eligible Accounts.

     "REGISTER " has the meaning specified in SECTION 13.8 hereof.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "REGULATORY CHANGE" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "REIMBURSEMENT OBLIGATION" means the obligation of the Borrowers to reimburse the Agent for any demand for payment or drawing under a Letter of Credit.

     "RELEASE" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

     "REMEDIAL ACTION" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment,
(b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "REPORT DATE " has the meaning specified in SECTION 8.1 hereof.

CREDIT AGREEMENT - Page 14

     "REQUIRED BANKS" means Banks having (a) sixty-six and two-thirds percent (66 2/3%) or more of the Commitments or (b) if all Commitments have terminated, sixty-six and two-thirds percent (66 2/3%) or more of the outstanding principal amount of the Loans and participations in the Letters of Credit.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

     "RESERVE REQUIREMENT" means, for any Libor Account for any Interest Period therefor, the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any Bank is subject with respect to the Adjusted Libor Rate for Eurocurrency Liabilities (as defined in Regulation D), including without limitation, those reserve percentages imposed under Regulation D. Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage. For purposes hereof, Libor Accounts shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D) and as such, shall be deemed to be subject to such reserve requirements of Regulation D without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined or any category of extensions of credit or other assets which include Libor Accounts.

     "SFC" has the meaning set forth in the introductory paragraph of this Agreement.

     "SPC" has the meaning specified in Section 13.8(a).

     "SECURITY AGREEMENT" means the security agreement among the Borrowers and the Agent for the benefit of itself and the Banks, in substantially the form of EXHIBIT "D" hereto, as the same may be amended or otherwise modified.

     "SENIOR NOTE DOCUMENTS" means the Indenture, the Senior Subordinated Notes and all note purchase agreements, exchange and registration agreements, guaranties and other documentation executed and delivered pursuant to or in connection with the Senior Subordinated Notes as the same exists on the Closing Date without giving effect to any amendment or other modification thereto unless modified in a transaction that does not violate SECTION 9.13; excluding, however, the Loan Documents.

     "SENIOR SUBORDINATED NOTES" means the senior subordinated notes due 2007 issued by Richmont Marketing Specialist, Inc. (and assumed by Parent in connection with the merger of Richmont Marketing Specialist, Inc. with and into Parent) pursuant to the Indenture in an aggregate original principal amount equal to One Hundred Million Dollars ($100,000,000), including all such notes issued on substantially the same terms in exchange for the notes issued on October 14, 1997 pursuant to the exchange and registration provisions of the Senior Note Documents.

     "SUBSIDIARY" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Parent or one or more of the Subsidiaries or by Parent and one or more of the Subsidiaries.

CREDIT AGREEMENT - Page 15

     "SUBORDINATED INDEBTEDNESS" has the meaning specified in SECTION 4.16 hereof.

     "SUBORDINATION PARTY" has the meaning specified in SECTION 4.16 hereof.

     "SYNTHETIC PURCHASE AGREEMENT" means any agreement pursuant to which a Person is or may become obligated to make any payment (i) in connection with the purchase by any third party of any Equity Interest or Indebtedness that is subordinated to the Obligations or other senior obligations or (ii) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Indebtedness that is subordinated to the Obligations or other senior obligations; PROVIDED that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Parent or any Subsidiaries shall be deemed to be a Synthetic Purchase Agreement.

     "TERMINATION DATE" means March 30, 2002 or such earlier date on which the Commitments terminate as provided in this Agreement.

     "TYPE" means either type of Account (i.e., either a Base Rate Account or Libor Account).

     "UCC" means the Uniform Commercial Code as in effect in the State of New York.

     Section 1.2 OTHER DEFINITIONAL PROVISIONS. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

     Section 1.3 ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in SECTION 7.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in SECTION 7.2 hereof. To enable the ready and consistent determination of compliance by the Borrowers with their obligations under this Agreement, no Borrower will change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Years is calculated. In the event any changes in accounting principles required by GAAP or recommended by Parent's certified public accountants and implemented by the Borrowers occur and such changes result in a change in the method of the calculation of financial covenants, standards or terms under this Agreement, then each Borrower, the Agent and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrowers and the Required Banks, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

     Section 1.4 TIME OF DAY. Unless otherwise indicated, all references in this Agreement to times of day shall be references to New York, New York time.

CREDIT AGREEMENT - Page 16

                                   ARTICLE 2

                             REVOLVING CREDIT FACILITY


          Section 2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make advances to the Borrowers from time to time from and including the Closing Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect; PROVIDED, HOWEVER, (a) the Outstanding Revolving Credit applicable to a Bank (except, with respect to the Agent as a Bank, as may otherwise result from the operation of SECTION 4.6) shall not at any time exceed such Bank's Commitment;
(b) the aggregate Outstanding Revolving Credit shall not at any time exceed the lesser of (i) the aggregate Commitments or (ii) the aggregate Borrowing Base; and (c) the Outstanding Revolving Credit applicable to a Borrower shall at no time exceed such Borrower's Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrowers may borrow, prepay, and reborrow hereunder the amount of the Commitments and may establish Base Rate Accounts and Libor Accounts thereunder and, until the Termination Date, the Borrowers may Continue Libor Accounts established under the Loans or Convert Accounts established under the Loans of one Type into Accounts of the other Type. Accounts of each Type under the Loans made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Loans of such Type.

          Section 2.2 NOTES. The Loans made by a Bank shall be evidenced by a single promissory note of the Borrowers in substantially the form of EXHIBIT "A" hereto, payable to the order of such Bank in a principal amount equal to its Commitment and otherwise duly completed.

          Section 2.3 REPAYMENT OF LOANS. The Borrowers agree, jointly and severally, to pay to the Agent, for the account of the Banks, the outstanding principal amount of all of the Loans on the Termination Date.

          Section 2.4 USE OF PROCEEDS. The proceeds of the Loans shall be used by the Borrowers to repay the Previous Senior Debt, to finance the Pending Acquisition, and to finance Borrowers' working capital and capital expenditure requirements in the ordinary course of business, including, without limitation, the satisfaction of Reimbursement Obligations in accordance with SUBSECTION 2.7(b) hereof, the payment of fees and expenses relating to the closing of the Loan Documents and the payment of principal and interest on the First Union Loan in accordance with the terms of the First Union Loan Agreement.

          Section 2.5 COMMITMENT FEE. The Borrowers agree, jointly and severally, to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment for the period from and including the Closing Date to and including the Termination Date, at a per annum rate equal to one-half of one percent (0.50%). Accrued commitment fees under this SECTION 2.5 shall be payable in arrears on the first day of each month beginning April 1, 2000, and on the Termination Date.

          Section 2.6 TERMINATION OR REDUCTION OF COMMITMENTS. Parent shall have the right to terminate fully or to reduce in part the unused portion of the Commitments at any time and from time to time, PROVIDED that: (a) Parent shall give the Agent at least three (3) Business Days notice of each such termination or reduction as provided in SECTION 4.3 hereof; and (b) each partial reduction shall be in an aggregate amount at least equal to One Million Dollars ($1,000,000) or a greater multiple of One Hundred Thousand Dollars ($100,000), and (c) each termination in full shall be accompanied by all amounts due under
SECTION 4.4(C). The Commitments may not be reinstated after they have been terminated or reduced.

CREDIT AGREEMENT - Page 17

          Section 2.7    LETTERS OF CREDIT.

               (a) COMMITMENT TO ISSUE. The Borrowers may utilize the Commitments by requesting that the Agent issue, and the Agent, subject to the terms and conditions of this Agreement, shall issue, letters of credit for a Borrower's account (such letters of credit being hereinafter referred to as the "LETTERS OF CREDIT"); PROVIDED, HOWEVER, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000); (ii) the Outstanding Revolving Credit shall not at any time exceed the lesser of (A) the aggregate Commitments or
(B) the Borrowing Base; (iii) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Commitment (except with respect to the Agent as a Bank, as may otherwise result from the operation of
SECTION 4.6); and (iv) the Outstanding Revolving Credit applicable to a
Borrower shall at no time exceed such Borrower's Borrowing Base. Upon the date of issue of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Bank's Commitment Percentage in such Letter of Credit and the related Letter of Credit Liabilities.

               (b) LETTER OF CREDIT REQUEST PROCEDURE. Parent shall give the Agent at least three (3) Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit, the Borrower for whose account such Letter of Credit is to be issued and the nature of the transactions to be supported thereby. The Agent shall notify each other Bank of the contents of the Letter of Credit and of such Bank's Commitment Percentage of the amount of the proposed Letter of Credit in accordance with SECTION 4.6. Each Letter of Credit shall have an expiration date that does not extend beyond the earlier of
(i) one (1) year from the date of its issuance, PROVIDED that any Letter of Credit may provide for the renewal of the expiration date thereof for additional one-year periods (which shall in no event extend the expiration date thereof beyond the date provided for in the next clause (ii)) or (ii) a date which is thirty (30) days prior to the Termination Date. Each Letter of Credit shall be payable in Dollars, must support a transaction entered into in the ordinary course of a Borrower's business, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documentation as the Agent may require, including, without limitation, the Agent's standard form letter of credit request and reimbursement agreement; PROVIDED, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

               (c) LETTER OF CREDIT FEES. The Borrowers agree, jointly and severally, to pay to the Agent for the account of each Bank a letter of credit fee on such Bank's Commitment Percentage of the amount available for drawings under each Letter of Credit, such letter of credit fee (i) to be paid monthly in arrears on the last day of each month following the date of the issuance of the Letter of Credit and on last day of each month thereafter until the date of expiration or termination thereof (each such date herein a "PAYMENT DATE") and
(ii) to be calculated for the period from and including one Payment Date (or with respect to the first such payment, from and including the date of issuance of the Letter of Credit) to and excluding the earlier of the next Payment Date or the date of expiration or termination of the Letter of Credit at a rate equal to the Libor Rate Margin per annum. After receiving any payment of any letter of credit fees under this clause (c), the Agent will promptly pay to each Bank the letter of credit fees then due such Bank. With respect to each Letter of Credit, the Borrowers also agree, jointly and severally, to pay to the Agent for its account only and on the date of issuance of such Letter of Credit, a fronting fee equal to one-eighth of one percent (0.125%) of the maximum amount available to be drawn under the Letter of Credit, plus the Agent's reasonable expenses incurred in issuing the Letter of Credit.

               (d) FUNDING OF DRAWINGS. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify

CREDIT AGREEMENT - Page 18

Parent and, except as may otherwise be required as a result of the operation of SECTION 4.6, each Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. Except as may otherwise be required as a result of the operation of SECTION 4.6, not later than 11:00 a.m. on the applicable payment date, each Bank will make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to such Bank's Commitment Percentage of the amount to be paid as a result of such demand or drawing even if the conditions to a Loan under
ARTICLE 6 hereof have not been satisfied.

               (e) REIMBURSEMENTS. The Borrowers shall be irrevocably and unconditionally obligated, jointly and severally, to immediately reimburse the Agent for any amounts paid by the Agent upon any demand for payment or drawing under any Letter of Credit, without (except as specifically set forth in this clause (e)) presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made: (i) if no Default has occurred or the Agent otherwise elects, by Loans in the amount of such Reimbursement Obligations being made automatically as Base Rate Accounts or (ii) if a Default has occurred and the Agent has not made the election under clause (i), to the Agent at the Principal Office for the account of the Agent in Dollars and in immediately available funds, without setoff, deduction or counterclaim not later than 3:00 p.m. on the date of the corresponding payment under the Letter of Credit; provided, that in the case of this clause (ii) only, Agent has provided notice to Parent prior to 12:00 noon on such day that such payment is due. In the event such notice is received after 12:00 noon on a Business Day, such payment shall be due not later than 3:00 p.m. on the next succeeding Business Day. The Agent will pay to each Bank such Bank's Commitment Percentage of all amounts received from any Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to clause (d) of this SECTION 2.7 and subject to the operation of SECTION 4.6.

               (f) REIMBURSEMENT OBLIGATIONS ABSOLUTE. The Reimbursement Obligations of the Borrowers under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and each Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) any amendment or waiver of or any consent to departure from any Loan Document; (iii) the existence of any claim, set-off, counterclaim, defense or other rights which any Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, any Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or
(vi) any other circumstance whatsoever, whether or not similar to any of the foregoing; PROVIDED that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by a Borrower if the Borrower proves in a final non-appealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence.

               (g) ISSUER RESPONSIBILITY. Each Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, any Bank nor any of their respective officers or directors shall have any responsibility or liability to any Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart

CREDIT AGREEMENT - Page 19
from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Agent; (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages; (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; (d) the payment by the Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit; or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. Notwithstanding the forgoing, a Borrower shall have a claim against the Agent, and the Agent shall be liable to such Borrower, to the extent of any direct, but not indirect, consequential or punitive, damages suffered by such Borrower which such Borrower proves in a final non-appealable judgment were caused by the Agent's willful misconduct or gross negligence. The Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE 3

                                INTEREST AND FEES


          Section 3.1 INTEREST RATE. The Borrowers agree, jointly and severally, to pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "APPLICABLE RATE" means
(i) during the period that Loans or portions thereof are subject to a Base Rate Account, the Base Rate plus the Base Margin and (ii) during the period that Loans or portions thereof are subject to a Libor Account, the Adjusted Libor Rate plus the Libor Rate Margin.

          Section 3.2 DETERMINATIONS OF MARGINS AND FEES. The margins identified in SECTION 3.1 hereof shall be defined and determined as follows:

               (a) "BASE MARGIN" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), two percent (2.0%) per annum and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "CALCULATION PERIOD"), the percent per annum set forth in the table below in this SECTION 3.2 under the heading "Base Margin", and opposite the Leverage Ratio calculated as of the most recent Fiscal Quarter end which immediately preceded the beginning of the applicable Calculation Period.

               (b) "LIBOR RATE MARGIN" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), three and one-fourth of one percent (3.25%) per annum, and (ii) during each Calculation Period, the percent per annum set forth in the table below in this SECTION 3.2 under the heading "Libor Margin", and opposite the Leverage Ratio calculated as of the most recent Fiscal Quarter end which immediately preceded the beginning of the applicable Calculation Period.

     The following is the table referred to in clauses (a) and (b) of this
SECTION 3.2:




CREDIT AGREEMENT - Page 20


           ========================================================
                                         Base                Libor
           Leverage Ratio                Margin              Margin
           ========================================================
           >6.5 to 1.0                   2.25%               3.50%
           --------------------------------------------------------
           Less than or equal to
           6.5 to 1.0 but >5.0 to 1.0    2.00%               3.25%
           --------------------------------------------------------
           Less than or equal to
           5.0 to 1.0 but >3.5 to 1.0    1.75%               3.00%
           --------------------------------------------------------
           Less than or equal to
           3.5 to 1.0                    1.50%               2.75%
           ========================================================


          Upon delivery of the Compliance Certificate pursuant to SUBSECTION 8.1(c) hereof in connection with the financial statements of Parent and the Subsidiaries required to be delivered pursuant to SUBSECTION 8.1(b) hereof commencing with such Compliance Certificate delivered at the end of the Fiscal Quarter ending on March 31, 2001, the Base Margin and the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date, as defined below) shall automatically be adjusted in accordance with the Leverage Ratio set forth therein and the tables set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to SUBSECTION 8.1(c) hereof. The term "ADJUSTMENT DATE" shall mean each such Business Day when such margins or fees change pursuant to the immediately prior sentence or the next following sentence. If Parent fails to deliver such Compliance Certificate which so sets forth the Leverage Ratio within the period of time required by SUBSECTION 8.1(c) hereof or if any Event of Default occurs and the Agent provides Parent written notice:
(i) the Base Margin shall automatically be adjusted to two and one quarter percent (2.25%) per annum; and (ii) the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to three and one half percent (3.50%) per annum, such automatic adjustments (a) to take effect as of the first Business Day after the last day on which Parent was required to deliver the applicable Compliance Certificate in accordance with SUBSECTION 8.1(c) hereof or in the case of an Event of Default, on the date the written notice is given to Borrower and (b) to remain in effect until subsequently adjusted in accordance herewith upon the delivery of such Compliance Certificate or, in the case of an Event of Default, when such Event of Default has been cured to the satisfaction of the Agent or waived by the Required Banks.

          Section 3.3 PAYMENT DATES. Accrued interest on the Loans shall be due and payable as follows: (i) on the first day of each month beginning April 1, 2000, and on the Termination Date; and (ii) in the case of Loans subject to Libor Accounts and with respect to each such Account, in addition to the payments required by clause (i) of this SECTION 3.3, on the last day of the Interest Period with respect thereto.

          Section 3.4 DEFAULT INTEREST. Notwithstanding the foregoing, the Borrowers agree, jointly and severally, to pay to the Agent for the account of the party entitled thereto interest at the applicable Default Rate: (i) on the principal amount of the Loans whenever an Event of Default exists and the Agent provides notice to Parent that the Loans will accrue interest at the Default Rate for the period from and including the date of such notice until such Event of Default no longer exists, and (ii) on any principal of any Loan made by such Bank, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by any Borrower under any Loan Document to or for the account of the Agent or such Bank, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

          Section 3.5 CONVERSIONS AND CONTINUATIONS OF ACCOUNTS. Subject to
SECTION 4.2 hereof, Parent shall have the right from time to time to Convert all or part of any Base Rate Account into a Libor Account or to Continue Libor Accounts as Libor Accounts, PROVIDED that: (a) Parent shall give the Agent notice of each such Conversion or Continuation as provided in SECTION 4.3 hereof; (b) a Libor Account may only be Converted on the last day of the Interest Period therefore; and (c) except for Conversions

CREDIT AGREEMENT - Page 21
into Base Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

          Section 3.6 COMPUTATIONS. All interest and fees (including the Commitment Fee) will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless in the case of interest such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                   ARTICLE 4

                               ADMINISTRATIVE MATTERS


Section 4.1    Borrowing Procedure.

               (a) FORMAL BORROWING REQUEST. Parent shall give the Agent, and the Agent will give the Banks, notice of each borrowing under the Commitments in accordance with SECTION 4.3, but subject to SECTION 4.6 and SUBSECTIONS 2.7 (e) AND 4.1(b). Subject to the operation of SECTION 4.6, not later than 1:00 p.m. on the date specified for each borrowing under the Commitment, each Bank will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the applicable Borrower. The amounts received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to such Borrower at Parent's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse debit or interbank transfer, to (a) one of the Disbursement Accounts as directed by Parent or (b) any of the other bank accounts described on SCHEDULE 1.1(a) hereto or hereafter established in accordance with the restrictions set forth in the Security Agreement or (c) a Person or Persons designated by Parent in writing.

               (b) AUTOMATIC BORROWING. No notice of a request for Loan in accordance with SUBSECTION 4.1(a) or SECTION 4.3 hereof shall be required to be presented by Parent to the Agent if no Default exists and a check, checks or other debit shall be presented for payment against a Disbursement Account on a Business Day when funds are not otherwise available therein to honor such debits. In such event, the Agent shall, subject to SECTION 4.6 and provided no Default exists, promptly advise the Banks of the amount of the Loans necessary to be credited to such Disbursement Account on such day to permit such debits to be honored. Except as otherwise provided in SECTION 4.6 hereof and subject in all cases to SECTION 2.1, not later than 3:00 p.m. on such day each Bank will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the applicable Borrower. The amounts so received by Agent, shall, subject to the terms and conditions of this Agreement, be made available to such Borrower by crediting the same to such Borrower's Disbursement Account. Loans made under this SUBSECTION 4.1(b) shall be made as Base Rate Accounts.

          Section 4.2 MINIMUM AMOUNTS. Except for prepayments pursuant to
ARTICLE 5 hereof and Loans made pursuant to SUBSECTIONS 2.7 (e) AND 4.1(b), each Base Rate Account and each prepayment of principal of a Loan shall be in an amount at least equal to One Dollar ($1.00). Except for Conversions pursuant to
ARTICLE 5 hereof, each Libor Account shall be in a minimum principal amount of Five Hundred Thousand Dollars ($500,000) per Bank or any larger amount in increments of One Hundred Thousand Dollars ($100,000) per Bank.



CREDIT AGREEMENT - Page 22

          Section 4.3 CERTAIN NOTICES. Notices by Parent to the Agent of terminations or reductions of Commitments, of borrowings and prepayments of Loans and of Conversion and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Agent not later than (a) 1:00 p.m. on the Business Day of any repayment of Loans, (b) 12:00 noon on the Business Day of the requested borrowing under the Loans subject to Base Rate Accounts, or (c) 1:00 p.m. on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or other prepayment specified below:


-----------------------------------------------------------------------------------------------------------
                                    Notice                                               Number of Business
                                                                                             Days Prior
-----------------------------------------------------------------------------------------------------------
Termination or reduction of Commitments                                                          3
-----------------------------------------------------------------------------------------------------------
Prepayment or repayment of Loans subject to Base Rate Accounts, or
Conversions into Base Rate Accounts                                                              1
-----------------------------------------------------------------------------------------------------------
Borrowing, prepayment or repayment of Loans subject to Libor Accounts,
Conversions into or Continuations as Libor Accounts                                              3
-----------------------------------------------------------------------------------------------------------


Any notices of the type described in this SECTION 4.3 which are received by the Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall specify (a) the Accounts to be Converted or Continued; (b) the amount (subject to SECTION 4.2 hereof) to be borrowed, Converted, Continued or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing, the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Libor Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). Except as may otherwise be provided by SECTION 4.6, the Agent shall notify the Banks of the contents of each such notice on the date of its receipt of the same or, if received on or after the applicable time set forth above on a Business Day, on the next Business Day. In the event Parent fails to select the Type of Account or the duration of any Interest Period for any Libor Account, within the time period and otherwise as provided in this SECTION 4.3, such Account (if outstanding as a Libor Account) will be automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrowers may not borrow any Loans subject to a Libor Account, Convert any Base Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the Applicable Rate for such Libor Accounts would exceed the Maximum Rate or if a Default exists.

          Section 4.4    PREPAYMENTS.

               (a) MANDATORY. If on any date (i) the aggregate Outstanding Revolving Credit exceeds the aggregate Borrowing Base or (ii) the Outstanding Revolving Credit applicable to a Borrower exceeds the Borrowing Base for such Borrower, then the Borrowers shall, jointly and severally, on or before 1:00 p.m. on such date, prepay the outstanding Loans by the amount of the excess or if no Loans are outstanding and the applicable Outstanding Revolving Credit exceeds the applicable Borrowing Base, immediately pledge to the Agent cash or cash equivalents in an amount equal to the excess as security for the Obligations.

               (b) CONTROL OF CASH AND APPLICATION TO OBLIGATIONS. Under the terms of the Security Agreement, the Borrowers have instructed all customers and other Persons making payment on Receivables and other Collateral to make all payments thereon to a post office box or boxes established in accordance with the Lockbox Agreements. The funds on deposit in the Lockbox Accounts are required

CREDIT AGREEMENT - Page 23
under the terms of the Security Agreement to be paid to the Agent on a daily basis by automated clearinghouse debit for credit to the Concentration Account or by wire transfer. The funds deposited into the Concentration Account (over which no Borrower shall have any control) or wire transferred to Agent from the Lockbox Accounts (the "Available Cash") shall, be applied by the Agent for the benefit of the Banks as follows:

                    (1) if no Event of Default exists, first, as a payment of
               the outstanding principal amount of the Loans, second, as a payment of accrued and unpaid interest on the Loans, and third, to the repayment of any other Obligations which are due and outstanding in connection with the Loans, and if after the foregoing applications, Available Cash remains available to be disbursed, the Agent shall deposit such remaining amount to one of the Borrowers' Disbursement Accounts or transfer such funds as Parent shall otherwise direct; or

                    (2) if an Event of Default exists, the Available Cash shall be applied by the Agent for the benefit of the Banks to the Obligations in accordance with SECTION 4.5 hereof.

               (c) OPTIONAL PREPAYMENT; PREPAYMENT PENALTY. Subject to SECTION
4.2 hereof and the provisions of this CLAUSE (c), the Borrowers may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in SECTION 4.3 hereof, prepay or repay any Loan in full or in part. Loans subject to a Libor Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i) the Borrowers pay to the Agent for the account of the applicable Banks any amounts due under SECTION 5.5 hereof as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment the aggregate principal amount of the Libor Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment. In the event the Borrowers prepay the Loans in full and all the Commitments are terminated on or before the first anniversary of the Closing Date (whether voluntarily or as a result of the occurrence of an Event of Default), the Borrowers agree, jointly and severally, to pay to the Agent for the benefit of each Bank a prepayment fee for each Bank equal to one-half of one percent (0.5%) of the sum of the Commitments held by such Bank as calculated immediately prior to giving effect to such prepayment and termination. Such prepayment fee shall be due and payable on the first date after the Loans have been prepaid in full and the Commitments have been terminated.

          Section 4.5 METHOD OF PAYMENT. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by any Borrower or any Obligated Party under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Each Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that a Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as it may elect in its sole discretion, subject to SECTION 4.6 hereof). Except as otherwise provided in SECTION 4.6, each payment received by the Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such

CREDIT AGREEMENT - Page 24
extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

          Section 4.6 WEEKLY SETTLEMENT AMONG BANKS; PRO RATA TREATMENT. Notwithstanding anything herein to the contrary, the arrangements between the Agent and the Banks with respect to making and advancing the Loans and making payments under Letters of Credit may, in the Agent's discretion, be handled on the following basis: no less than once a week (but otherwise as frequently as the Agent may determine is necessary in its discretion), the Agent will provide each Bank on or before 11:00 a.m. on a Business Day with a statement showing, for the period of time since the date of the most recent of such statements previously provided, the aggregate principal amount of new Loans made to any Borrower by the Agent as a Bank, the aggregate amount of drawings on Letters of Credit which have not been reimbursed, the aggregate face amount of new Letters of Credit issued for the account of any Borrower, the amount of remittances and payments actually collected and applied by the Agent to reduce the outstanding principal balance of the Loans and to reimburse Letter of Credit Liabilities during such period and the outstanding principal balances of the Loans and the aggregate Letter of Credit Liabilities outstanding at the end of such period. If as of the date of the delivery of such statement, the Agent in its capacity as a Bank holds an interest in the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date in excess of its pro rata share based on its Commitment Percentage, each Bank shall be obligated to advance to the Agent its pro-rata (based on such Bank's Commitment Percentage) or other share of such excess so that after giving effect to all such advances, the Banks shall hold the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date pro rata in accordance with their respective Commitment Percentages. If as of the date of the delivery of such statement, the Agent in its capacity as a Bank holds an interest in the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date in an amount less than its pro rata share based on its Commitment Percentage, then the Agent in its capacity as a Bank shall be obligated to advance to the other Banks such amounts as will be necessary so that after giving effect thereto the Banks shall hold the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date pro rata in accordance with their respective Commitment Percentages. Advances made pursuant to this weekly settlement procedure by the Agent or any Bank must be made on or before 3:00 p.m. on the date of the Bank's receipt of such statement to the Agent at the Principal Office, in immediately available funds. Until funded by the Banks in accordance with the forgoing, the Agent as a Bank shall be entitled to any interest on amounts it advanced to or on behalf of any Borrower as a result of the forgoing weekly settlement procedures and interest and commitment fees shall be calculated and paid to give effect to the actual amounts outstanding to each Bank. In between dates when the statement by the Agent is delivered under this SECTION 4.6, repayments received shall be applied to the Loans made by the Agent as a Bank. If as a result of the foregoing such Loans are repaid in full, then to the extent any further amounts are available for repayment on such day hereunder, Agent shall, on such day, settle with the Banks in accordance with this SECTION 4.6. Except as a result of the forgoing or to the extent otherwise provided herein: (a) each Loan shall be made by the Banks, each payment of commitment fees under SECTION 2.5 and letter of credit fees under SUBSECTION 2.7(c) hereof shall be made for the account of the Banks, and each termination or reduction of the Commitments shall be applied to the Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by SECTION 5.4 hereof) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by any Borrower shall be made to the Agent for the account of the Agent or the Banks holding such Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Agent or such Banks; PROVIDED that as long as no default in the payment of interest exists, payments of interest made when the Banks are holding different Types of Accounts applicable to the same Loan as a result of the application of SECTION 5.4, shall be made to the Banks in accordance with

CREDIT AGREEMENT - Page 25
the amount of interest actually owed to each; (d) proceeds of Collateral shall be shared by the Agent and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due the Agent and the Banks; and (e) the Banks (other than the Agent) shall purchase from the Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

          Section 4.7 SHARING OF PAYMENTS. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the any Borrower.

          Section 4.8 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Bank or Parent (the "PAYOR") prior to the date on which such Bank is to make payment to the Agent hereunder or the Borrowers are to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period and (b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing CLAUSE (a).

          Section 4.9 WITHHOLDING TAXES. To the extent permitted by applicable law, all payments by any Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding franchise taxes and any tax or other charge imposed on or measured by the income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties or other charges are so levied or imposed, the Borrowers agree, jointly and severally, to make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on

CREDIT AGREEMENT - Page 26
account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrowers may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of SECTION
4.10 hereof. Parent shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

          Section 4.10 WITHHOLDING TAX EXEMPTION. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to Parent and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any substitute or replacement thereof), certifying in either case that such Bank is entitled to receive payments from any Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers such a form further undertakes to deliver to Parent and the Agent two
(2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Parent or the Agent, in each case certifying that such Bank is entitled to receive payments from any Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Parent and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

          Section 4.11 PARTICIPATION AND SETTLEMENT OBLIGATIONS ABSOLUTE; FAILURE TO FUND PARTICIPATION OR SETTLEMENT. The obligations of a Bank to fund its participation in the Letters of Credit in accordance with the terms hereof and settle with the Agent in accordance with SECTION 4.6 is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses or other rights which such Bank, any Borrower, any Obligated Party, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Loan or the issuance of a Letter of Credit under ARTICLE 6 hereof to be satisfied; (f) the fact that after giving effect to the funding of the participation or settlement the Outstanding Revolving Credit may exceed the Borrowing Base in the aggregate or individually with respect to any one Borrower; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that, the obligations of a Bank to fund its participation in a Letter of Credit or fund a settlement under SECTION 4.6 may be subject to avoidance by a Bank if such Bank proves in a final non-appealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether (i) the conditions set forth in ARTICLE 6 hereof to the issuance of the Letter of Credit or the making of the Loan in question were satisfied at the time of such issuance or Loan or (ii) with respect to a Letter of Credit, the documentation presented under the Letter of Credit in question complied with the terms thereof. If a Bank fails to fund its participation in a Letter of Credit or fund a settlement under SECTION 4.6 as required hereby, such Bank shall, subject to the foregoing proviso, remain obligated to pay to the Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Agent at a rate per annum equal to the Federal Funds Effective Rate for such period and the Agent shall be entitled to offset against any and all sums to be paid to such Bank hereunder the amount due the Agent under this sentence.

CREDIT AGREEMENT - Page 27

          Section 4.12 BORROWERS' ACKNOWLEDGMENT OF BENEFIT AND LIABILITY. Each Borrower expressly acknowledges that it has benefited and will benefit, directly and indirectly, from each and every Loan and Letter of Credit, whether or not such Borrower is or was the actual borrower in respect of such Loan or account party with respect to such Letter of Credit, and hereby acknowledges and undertakes, together with each other Borrower, joint and several liability for the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations. Each Borrower hereby acknowledges that this Agreement is the independent and several obligation of each Borrower and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower further agrees that its liability hereunder and under any other Loan Document shall be absolute, unconditional, continuing and irrevocable. Each Borrower expressly waives any requirement that the Agent or any Bank exhaust any right, power or remedy and proceeds against any other Borrower under this Agreement, or any other Loan Document, or against any other Person under any guaranty of, or security for, any of the Obligations.

          Section 4.13 LIMITATION OF BORROWER LIABILITY. Anything contained in this Agreement to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Borrower under this Agreement, such obligations of such Borrower hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under
Section 544 of the United States Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany indebtedness to any other Borrower or other Affiliates of the Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Borrower hereunder) and after giving effect, as assets, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such rights of contribution under SECTION 4.14).

          Section 4.14 CONTRIBUTION; SUBROGATION. The Borrowers together desire to allocate among themselves (the "CONTRIBUTING OBLIGORS"), in a fair and equitable manner, their obligations arising under this Agreement. Accordingly, in the event any payment or distribution is made by a Borrower under this Agreement (a "FUNDING OBLIGOR") that exceeds its Fair Share (as defined below), that Funding Obligor shall be entitled to a contribution from each of the other Contributing Obligors in the amount of such other Contributing Obligor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Obligor's Aggregate Payments (as defined below) to equal its Fair Share. "FAIR SHARE" means, with respect to a Contributing Obligor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Obligor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Obligors, MULTIPLIED BY (ii) the aggregate amount paid or distributed on or before such date by all Funding Obligors under this Agreement in respect of the Obligations. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Obligor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Obligor over the Aggregate Payments of such Contributing Obligor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Contributing Obligor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Obligor under this Agreement determined in accordance with the provisions hereof; PROVIDED that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Obligor for purposes of this SECTION 4.14, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Obligor. "AGGREGATE

CREDIT AGREEMENT - Page 28

PAYMENTS" means, with respect to a Contributing Obligor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Obligor in respect of this Agreement (including, without limitation, in respect of this SECTION 4.14). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Obligor. The allocation among Contributing Obligors of their obligations as set forth in this SECTION 4.14 shall not be construed in any way to limit the liability of any Contributing Obligor hereunder. In the event a payment is made by a Borrower in excess of its Fair Share, then such Borrower shall be subrogated to the rights then held by Agent and any Bank with respect to the Obligations to the extent to which the Obligations was discharged by such Borrower and, in addition, upon payment by such Borrower of any sums to Agent and any Bank hereunder in excess of its Fair Share, all rights of such Borrower against the other Borrowers or against any Collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Obligations.

          Section 4.15 JOINT AND SEVERAL OBLIGATIONS ABSOLUTE. If acceleration of the time for payment of any amount payable by a Borrower under the Obligations is stayed upon the insolvency, bankruptcy, or reorganization of another Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrowers hereunder forthwith on demand by Agent or any Bank. Each Borrower hereby agrees that its joint and several liability for the Obligations of the other Borrowers (the "OTHER OBLIGATIONS") under this Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Borrower: (a) the taking or accepting of collateral as security for any or all of the Other Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Other Obligations; (b) any partial release of the liability of any other Borrower hereunder; (c) any disability of any other Borrower, or the dissolution, insolvency, or bankruptcy of any other Borrower or any other party at any time liable for the payment of any or all of the Other Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Other Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Other Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Agent or any Bank to any other Borrower or any other party ever liable for any or all of the Other Obligations; (f) any neglect, delay, omission, failure, or refusal of Agent or any Bank to take or prosecute any action for the collection of any of the Other Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Other Obligations; (g) the unenforceability or invalidity of any or all of the Other Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Other Obligations; (h) any payment by any other Borrower or any other party to Agent or any Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent or any Bank is required to refund any payment or pay the amount thereof to someone else;
(i) the settlement or compromise of any of the Other Obligations; (j) the non-perfection of any security interest or lien securing any or all of the Other Obligations; (k) any impairment of any collateral securing any or all of the Other Obligations; (l) the failure of Agent or any Bank to sell any collateral securing any or all of the Other Obligations in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of any other Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, any other Borrower (other than payment of the Other Obligations).

          Section 4.16 SUBORDINATION. Each Borrower hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Obligated Party Obligations as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of

CREDIT AGREEMENT - Page 29
any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Subordination Party (hereafter defined) or received, accepted, retained or applied by any Borrower unless and until the Obligated Party Obligations shall have been paid in full in cash; EXCEPT THAT prior to the occurrence and continuance of a Default, a Borrower shall have the right to receive, accept, retain and apply payments on the Subordinated Indebtedness made in the ordinary course of business. After the occurrence and during the continuance of a Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of any Subordination Party or received, accepted, retained or applied by any Borrower unless and until the Obligated Party Obligations shall have been paid in full in cash. If any sums shall be paid to a Borrower by any Subordination Party or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Borrower for the benefit of Agent and the Banks and shall forthwith be paid to Agent without affecting the liability of any Borrower under this Agreement and may be applied by Agent against the Obligated Party Obligations in accordance with this Agreement as if such payments were Collateral. Upon the request of Agent, a Borrower shall execute, deliver, and endorse to Agent such documentation as Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Agreement and with respect to a Borrower, the term "SUBORDINATED INDEBTEDNESS" means all indebtedness, liabilities, and obligations of any other Borrower or any Obligated Party (herein a "SUBORDINATION PARTY") to such Borrower, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Borrower. The term "OBLIGATED PARTY OBLIGATIONS" means, with respect to any Subordination Party, all obligations, indebtedness and liability of such Subordination Party to the Agent and the Banks under the Loan Documents (including, without limitation, any and all post-petition interest and expenses whether or not allowed under any bankruptcy, insolvency or other similar law). Each Borrower agrees that any and all Liens (including any judgment liens) upon any Subordination Party's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Subordination Party's assets securing payment of the Obligated Party Obligations or any part thereof, regardless of whether such Liens in favor of a Borrower, Agent or any Bank presently exist or are hereafter created or attached. Without the prior written consent of Agent, no Borrower shall (i) file suit against any Subordination Party or exercise or enforce any other creditor's right it may have against any Subordination Party, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Subordination Party to such Borrower or any Liens held by such Borrower on assets of any Subordination Party. In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Subordination Party as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Obligated Party Obligations have been paid in full in cash. Agent may apply any such dividends, distributions, and other payments against the Obligated Party Obligations in accordance with this Agreement as if such payments were Collateral.



CREDIT AGREEMENT - Page 30

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                                   ARTICLE 5

                          YIELD PROTECTION AND ILLEGALITY


          Section 5.1 ADDITIONAL COSTS.

               (a) The Borrowers agree, jointly and severally, to pay directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Loans subject to Libor Accounts or Letters of Credit hereunder or its obligation to make any of such Loans hereunder or issue or participate in any Letter of Credit, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:

                    (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than franchise taxes and other taxes or charges imposed on the overall income or profit of such Bank or its Applicable Lending Office for any of such Loans by the United States of America or the jurisdiction in which such Bank has its Principal Office or such Applicable Lending Office);

                    (ii) imposes or modifies any reserve, special deposit,
               minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Loans or any deposits referred to in the definition of "Libor Rate" in SECTION 1.1 hereof but excluding any Reserve Requirement already taken into account in calculating the Adjusted Libor Rate); or

                    (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

Each Bank will notify Parent (with a copy to the Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this SUBSECTION 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. Each Bank will furnish Parent with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this SUBSECTION 5.1(a). If any Bank requests compensation from the Borrowers under this SUBSECTION 5.1(a), Parent may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to issue or participate in Letters of Credit or to make Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Base Rate Accounts into Libor Accounts until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SECTION 5.4 hereof shall be applicable with respect to such Libor Accounts). A Bank may only request compensation under this SUBSECTION 5.1(a) for Additional Costs which it incurred at any time after the date six (6) months prior to the date the Bank requests such compensation.

               (b) Without limiting the effect of the foregoing provisions of this SECTION 5.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on the Loans subject to Libor Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Loans subject to Libor Accounts or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by

CREDIT AGREEMENT - Page 31
notice to Parent (with a copy to the Agent), the obligation of such Bank to make Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Base Rate Accounts into Libor Accounts hereunder shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SECTION 5.4 hereof shall be applicable).

               (c) Determinations and allocations by any Bank for purposes of this SECTION 5.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or issue or participate in Letters of Credit or of making or maintaining Loans or issuing or participating in Letters of Credit or on amounts receivable by it in respect of Loans or Letters of Credit, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall, absent manifest error, constitute prima facie evidence of the accuracy thereof, provided that such determinations and allocations are made on a reasonable basis. Additionally, each Bank shall, upon request by Parent, take requested measures to mitigate the Additional Costs which the Borrowers are required to pay to any Bank if such measures can, in the sole and absolute opinion of such Bank be taken without such Bank suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such Bank shall be required to designate a funding office that is not located in the United States of America).

          Section 5.2 LIMITATION ON LIBOR ACCOUNTS. Anything herein to the contrary notwithstanding, if with respect to any Libor Accounts under a Loan for any Interest Period therefor:

               (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Libor Rate" in SECTION 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for the Loans subject to such Libor Accounts as provided in this Agreement; or

               (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Adjusted Libor Rate" in SECTION 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such Interest Period;

then the Agent shall give Parent prompt notice thereof specifying the relevant Libor Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans subject to a Libor Account or to Convert Base Rate Accounts into Libor Accounts and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Accounts, either prepay the Loans subject to such Libor Accounts or Convert such Libor Accounts into Base Rate Accounts in accordance with the terms of this Agreement. Determinations made under this SECTION 5.2 shall be made on a reasonable basis.

          Section 5.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Loans subject to a Libor Account hereunder or (b) maintain Loans subject to a Libor Account hereunder, then such Bank shall promptly notify Parent (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Loans subject to a Libor Account and to Convert Base Rate Accounts into Libor Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Loans subject to a Libor Account (in which case the provisions of SECTION 5.4 hereof shall be applicable).

          Section 5.4 TREATMENT OF AFFECTED LOANS. If the Accounts applicable to a Loan of any Bank (hereinafter called "AFFECTED ACCOUNTS") are affected by
SECTION 5.1 or SECTION 5.3 hereof, the Bank's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) (or, in the case of a Conversion required by SUBSECTION 5.1(b) or SECTION 5.3

CREDIT AGREEMENT - Page 32
hereof, on such earlier date as such Bank may specify to Parent with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in SECTION 5.1 or 5.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank's Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Accounts shall be applied instead to its Base Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Libor Accounts shall be made as or Converted into Base Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Libor Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts. If such Bank gives notice to Parent (with a copy to the Agent) that the circumstances specified in SECTION 5.1 or 5.3 hereof which gave rise to the Conversion of such Bank's Affected Accounts pursuant to this SECTION 5.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Accounts are outstanding, such Bank's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Libor Accounts and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

          Section 5.5 COMPENSATION. The Borrowers agree, jointly and severally, to pay to the Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

               (a) Any payment or prepayment of a Loan subject to a Libor Account or Conversion of a Libor Account for any reason (including, without limitation, the repayment of such a Loan held by the Agent as a Bank resulting from the operation of SECTION 4.6 or the repayment of such a Loan resulting from the acceleration of the outstanding Loans pursuant to SUBSECTION 11.2(a) hereof) on a date other than the last day of an Interest Period for the applicable Libor Account; or

               (b) Any failure by any Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in
ARTICLE 6 to be satisfied but excluding any failure by a Bank to honor its obligations hereunder) to borrow or prepay a Loan subject to a Libor Account, or Convert a Base Rate Account to a Libor Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Libor Account (or, in the case of a failure to borrow, the Interest Period for such Libor Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Libor Account provided for herein over
(ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

          Section 5.6 CAPITAL ADEQUACY. If after the date hereof, any Bank shall have determined that any Regulatory Change or any change in the compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for

CREDIT AGREEMENT - Page 33
such Regulatory Change or change in compliance by an amount deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank (with a copy to the Agent), the Borrowers agree, jointly and severally, to pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this SECTION and setting forth the additional amount or amounts to be paid to it hereunder shall constitute prima facie evidence of the accuracy thereof, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. With respect to each demand by a Bank under this SECTION 5.6, no Bank shall have the right to demand compensation for amounts attributable to any reduction in such Bank's rate of return occurring at any time before the date which is six (6) months prior to the date the Bank gives such demand for compensation to Parent.

          Section 5.7 REPLACEMENT OF A BANK. If (i) the obligation of a Bank (other than the Agent as a Bank) to make or Continue Loans subject to Libor Accounts has been suspended pursuant to SECTIONS 5.2 or 5.3 or (ii) a Bank (other than the Agent as a Bank) has demanded compensation under SECTIONS 5.1 or 5.6, Parent shall have the right to require such Bank to assign to a Person selected by Parent and reasonably satisfactory to the Agent (which may be one or more of the Banks) the Notes and participation interests in the Letter of Credit Liabilities held by such Bank pursuant to the terms of an appropriately completed Assignment and Acceptance in accordance with SUBSECTION 13.8(b); PROVIDED that, neither the Agent nor any Bank shall have any obligation to any Borrower to find any such Person and in order for Parent to replace a Bank, Parent must require such replacement within three (3) months of the date such obligations of the Bank were suspended or the date the Bank demanded such compensation. Each Bank (other than the Agent as a Bank) agrees to its replacement at the option of Parent pursuant to this SECTION 5.7; PROVIDED that the Person selected by Parent shall purchase such Bank's interest in the Obligations of the Borrowers to such Bank for immediately available funds in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment and letter of credit fees accrued for the account of such Bank, any breakage costs incurred by the selling Bank because of the prepayment of any Libor Accounts, all other fees (if any) applicable thereto and all other amounts (including any amounts due under SECTIONS 5.1 or 5.6) then owing to such Bank hereunder or under any other Loan Document.

                                   ARTICLE 6

                                CONDITIONS PRECEDENT


         Section 6.1 INITIAL LOAN AND LETTER OF CREDIT. The obligation of each Bank to make its initial Loan and the obligation of the Agent to issue the initial Letter of Credit are subject to the condition precedent that the Agent shall have received on or before, or shall receive simultaneously with, the day of any such Loan or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the
Agent:

               (a) RESOLUTIONS; AUTHORITY. Resolutions of the Board of Directors of each Borrower and each Obligated Party certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

               (b) INCUMBENCY CERTIFICATE. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Borrower and each Obligated Party certifying the names of its officers (i) who are authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and
(ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes

CREDIT AGREEMENT - Page 34
of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.

               (c) ORGANIZATIONAL DOCUMENTS. The articles of incorporation of each Borrower and each Obligated Party certified by the Secretary of State of the state of its incorporation and dated a current date.

               (d) BYLAWS. The bylaws of each Borrower and each Obligated Party certified by its Secretary or an Assistant Secretary.

               (e) GOVERNMENTAL CERTIFICATES. Certificates of the appropriate government officials of the state of incorporation of each Borrower and each Obligated Party as to its existence and, to the extent applicable, good standing and certificates of the appropriate government officials of each state in which each Borrower and each Obligated Party is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to such Person's qualification to do business and good standing in such state, all dated a current date.

               (f) NOTES. The Notes executed by each Borrower.

               (g) COLLATERAL DOCUMENTS AND COLLATERAL. The Security Agreement executed by each of the Borrowers; UCC, tax and judgment Lien search reports listing all documentation on file against each Borrower in each jurisdiction in which such Borrower is organized and has its chief executive office and each jurisdiction in which any of its inventory is located; and such executed documentation as the Agent may deem necessary to perfect or protect its Liens, including, without limitation: (i) financing statements under the UCC and other applicable documentation under the laws of any jurisdiction with respect to the perfection of Liens; (ii) a lien subordination from the landlord of Parent's office located at 17855 Dallas Parkway, Suite 200, Dallas, Texas 75287, containing such access agreements and subordinations as the Agent may require;
(iii) agreements from each institution where any Borrower maintains a deposit account in form and substance satisfactory to the Agent, pursuant to which such institutions recognize the Agent's Lien in such account and agree to transfer the collected balances in all Lockbox Accounts to the Concentration Account on a daily basis; and (iv) waivers, subordinations or acknowledgments from all other third parties who have possession or control of any Collateral; PROVIDED, HOWEVER, that Agent shall not require that any Borrower deliver lien acknowledgements and related UCC financing statements from third-parties in possession of any Borrower's inventory, except as set forth in SECTION 8.10.

               (h) TERMINATION OF LIENS. Duly executed UCC-3 termination statements, mortgage releases and such other documentation as shall be necessary to terminate or release all Liens other than those permitted by SECTION 9.2 hereof.

               (i) INSURANCE POLICIES. Certificates of insurance summarizing the insurance policies of the Borrowers required by this Agreement and reflecting the Agent as additional insured under all liability policies and as loss payee with respect to all policies covering Collateral.

               (j) OPINION OF COUNSEL. A favorable opinion of legal counsel to the Borrowers and the Obligated Parties as to such matters as the Agent may reasonably request.

               (k) BORROWING BASE REPORT. An initial Borrowing Base Report dated as of the Closing Date, together with the receivable reports and information required thereby, verifying that the initial, Aggregate Borrowing Availability calculated as of March 17, 2000, is equal to or greater than Eighteen Million Dollars ($18,000,000).

CREDIT AGREEMENT - Page 35

               (l) FIRST UNION LOAN AGREEMENT. A fully executed copy of the First Union Loan Agreement and such other documents relating thereto as Agent may request, and evidence, satisfactory to the Agent, that the First Union Loan has been (or will be simultaneously with the first Loan funded hereunder) funded by the lenders thereto.

               (m) INTERCREDITOR AGREEMENT. The Intercreditor Agreement, executed by each of the parties thereto.

               (n)     LOCKBOX AGREEMENTS.  The Lockbox Agreements.

               (o) EQUITY CAPITAL. Evidence that Parent has received capital contributions in an amount equal to or greater than Ten Million Dollars ($10,000,000) on the Closing Date.

               (p) PROJECTIONS. A forecasted consolidated balance sheet and statements of income and cash flow of Parent and the Subsidiaries on a quarter by quarter basis, including the assumptions utilized in the preparation of such projections (in narrative form) for the Fiscal Year ending on December 31, 2000, a pro forma projection of Parent's compliance with the financial covenants in this Agreement for the same period and a forecasted consolidated balance sheet and statements of income and cash flow of Parent and the Subsidiaries for the Fiscal Years ending December 31, 2000 and December 31, 2001.

               (q) INDENTURE. Evidence satisfactory to the Agent that (i) the holders of the Senior Subordinated Notes shall have consented to the departure from Section 4.03 of the Indenture to permit the incurrence of the Obligations and the First Union Loan and (ii) the Obligations are "Senior Indebtedness" and are "Designated Senior Indebtedness" under the Indenture.

               (r) FEES. Evidence that the arrangement fee payable to The Chase Manhattan Bank in the amount of $625,000 and the initial installment of the administrative fee payable to the Agent in the amount of $10,000 have been, or will be with the proceeds of the initial Loan, paid in full.

               (s) ATTORNEYS' FEES AND EXPENSES. Evidence that the costs and expenses (including attorneys' fees) referred to in SECTION 13.1 hereof, to the extent incurred and invoiced, have been, or will be with the proceeds of the initial Loan, paid in full.

               (t) GUARANTY. A limited guaranty agreement executed by Richmont Capital Partners I, Ltd. in the form of Exhibit "F."

          Section 6.2 ALL LOANS AND LETTERS OF CREDIT. The obligation of each Bank to make any Loan (including the initial Loan) and the obligation of the Agent to issue any Letter of Credit (including the initial Letter of Credit) are subject to the following additional conditions precedent:

               (a) NO DEFAULT. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

               (b) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in ARTICLE 7 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and


CREDIT AGREEMENT - Page 36

               (c) ADDITIONAL DOCUMENTATION. The Agent shall have received such additional approvals, opinions, or documents as the Agent may reasonably request.

Each notice of borrowing by any Borrower hereunder, each request for a borrowing under SUBSECTIONS 2.7(e) AND 4.1(b), and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by each Borrower that the conditions precedent set forth in SUBSECTIONS 6.2(a) and (b) hereof have been satisfied (both as of the date of such notice and, unless Parent otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                   ARTICLE 7

                        REPRESENTATIONS AND WARRANTIES


To induce the Agent and the Banks to enter into this Agreement, each Borrower represents and warrants to the Agent and the Banks that:

          Section 7.1 CORPORATE EXISTENCE. Parent and each Subsidiary (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Borrower and each Obligated Party has the power and authority to execute, deliver, and perform their respective obligations under the Loan Documents to which it is or may become a party.

          Section 7.2 FINANCIAL STATEMENTS. Parent has delivered to the Agent and the Banks (i) audited consolidated financial statements of Parent and the Subsidiaries for the Fiscal Year ended December 31, 1998, (ii) unaudited consolidated financial statements of Parent and the Subsidiaries for the one (1) month period ended January 31, 2000, and (iii) unaudited consolidated financial statements of Parent and the Subsidiaries for the four (4) Fiscal Quarters ended December 31, 1999. Such financial statements have been prepared in accordance with GAAP (subject in the case of the unaudited financial statements to audit adjustments and the fact that such financial statements do not contain footnotes), and present fairly, on a consolidated and consolidating basis, the financial condition of Parent and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. None of Parent nor any Subsidiary has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no Material Adverse Effect since the effective date of the audited consolidated financial statements of Parent for the Fiscal Year ended December 31, 1998.

          Section 7.3 CORPORATE ACTION; NO BREACH. The execution, delivery, and performance by each Borrower and each Obligated Party of the Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of each Borrower and each Obligated Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of any Borrower or any Obligated Party, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which any Borrower or any Obligated Party is a party or by which any of them or any of their property is bound or subject (including without limitation, the Indenture and the First Union Loan Agreement) or (b) constitute a material default under any such agreement or instrument, or result in the


CREDIT AGREEMENT - Page 37
creation or imposition of any Lien (except as provided herein or Liens in favor of Agent) upon any of the revenues or assets of any Borrower or any Obligated Party.

          Section 7.4 OPERATION OF BUSINESS. Parent and each Subsidiary possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and neither Parent nor any Subsidiary is in violation, in any material respect, of any valid rights of others with respect to any of the foregoing.

          Section 7.5 LITIGATION AND JUDGMENTS. Other than the Monroe Litigation, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of any Borrower, threatened against or affecting Parent or any Subsidiary that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There are no outstanding judgments against Parent or any Subsidiary.

          Section 7.6 RIGHTS IN PROPERTIES; LIENS. Parent and each Subsidiary has good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in SECTION 7.2 hereto, and none of the properties, assets, or leasehold interests of Parent or any Subsidiary is subject to any Lien, except as permitted by SECTION 9.2 hereto.

          Section 7.7 ENFORCEABILITY. The Loan Documents to which any Borrower or any Obligated Party is party, when delivered, shall constitute the legal, valid, and binding obligations of the applicable Borrower or Obligated Party, enforceable against the applicable Borrower or Obligated Party in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

          Section 7.8 APPROVALS. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by any Borrower or any Obligated Party of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings and registrations which have been made or obtained. Without limiting the generality of the forgoing, all approvals and consents required under the terms of the Indenture necessary for the execution, delivery, or performance by any Borrower or any Obligated Party of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof have been obtained.

          Section 7.9 DEBT. Neither Parent nor each Subsidiary has any Debt, except as of the Closing Date, the Debt outstanding under the Indenture and the other Debt as disclosed on SCHEDULE 9.1 and, at all times after the Closing Date, as permitted by SECTION 9.1 hereto. As of the Closing Date, the aggregate amount of the Debt which is equal in right of payment to any unsecured portion of the Obligations is as set forth on SCHEDULE 7.9 hereto. None of the Debt disclosed on SCHEDULE 9.1 is senior in right of payment to the Obligations nor is any such Debt secured by any Lien (except as reflected on SCHEDULE 9.2) or otherwise entitled to any administrative or other priority in any liquidation or bankruptcy proceedings of Parent and each Subsidiary; provided that certain employees of Parent and each Subsidiary who hold such Debt may be entitled to the priority distribution under Section 507(a)(3) or 507(a)(4) of the United States Bankruptcy Code (11 U.S.C. Section 507) to the extent, and only to the extent as set forth in such Sections, as a result of their claims relating to such Debt being characterized either as claims for wages, salaries or contributions to employee benefit plans. The amount of such Debt, as of the Closing Date, is $1,375,795.


CREDIT AGREEMENT - Page 38

          Section 7.10 TAXES. Parent and each Subsidiary has filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. Except as disclosed in writing to Agent, no Borrower know of any pending investigation of Parent or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Parent or any Subsidiary.

          Section 7.11 MARGIN SECURITIES. Neither Parent nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

          Section 7.12 ERISA. Parent and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither Parent nor any Subsidiary nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Parent and each Subsidiary and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of their Plans. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither Parent nor any Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in an amount that will have a Material Adverse Effect.

          Section 7.13 DISCLOSURE. All factual information furnished by or on behalf of Parent and each Subsidiary in writing to the Agent or any Bank (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of Parent and each Subsidiary to the Agent or any Bank, will be true and accurate in all material respects taken as a whole on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time.

          Section 7.14 SUBSIDIARIES; BORROWER CAPITALIZATION. As of the Closing Date, Parent has no Subsidiaries other than those listed on SCHEDULE
7.14 hereto. As of the Closing Date, SCHEDULE 7.14 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of Parent's ownership of the outstanding Equity Interests of each Subsidiary directly owned by Parent, the percentage of each Subsidiary's ownership of the outstanding Equity Interests of each other Subsidiary and the authorized, issued and outstanding Equity Interests of Parent and each Subsidiary. All of the outstanding capital stock of Parent and each Subsidiary has been validly issued, is fully paid, and is nonassessable. Except as permitted to be issued or created pursuant to the terms hereof or as reflected on SCHEDULE 7.14, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of Parent or any Subsidiary. Each Subsidiary that is not a Borrower is either (i) inactive without any assets or (ii) has total assets that do not exceed two percent (2%) of the total assets of Parent determined on a consolidated

CREDIT AGREEMENT - Page 39
basis. The combined value of the total assets of all Subsidiaries that are not Borrowers does not exceed an amount equal to two percent (2%) of the total assets of Parent determined on a consolidated basis.

          Section 7.15 AGREEMENTS. Neither Parent nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which will not have a Material Adverse Effect.

          Section 7.16 COMPLIANCE WITH LAWS. Neither Parent nor any Subsidiary are in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator other than violations which will not have a Material Adverse Effect.

          Section 7.17 INVESTMENT COMPANY ACT. Neither Parent nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 7.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Parent nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 7.19 ENVIRONMENTAL MATTERS.

               (a) Parent and each Subsidiary and all of their respective properties, assets, and operations are in compliance in all material respects with all Environmental Laws. No Borrower is aware of, nor has any Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the material compliance or continued material compliance of Parent and each Subsidiary with all Environmental Laws;

               (b) Parent and each Subsidiary has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws the failure of which to obtain would result in a Material Adverse Effect. All such permits are in good standing and Parent and each Subsidiary are in compliance in all material respects with all of the terms and conditions of such permits;

               (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of Parent or any Subsidiary except in compliance in all material respects with Environmental Laws. The use which Parent and each Subsidiary make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance in all material respects with Environmental Laws;

               (d) Neither Parent nor any Subsidiary nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

CREDIT AGREEMENT - Page 40

               (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Parent or any Subsidiary that could reasonably be expected to give rise to any material Environmental Liabilities;

               (f) Neither Parent nor any Subsidiary are a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., regulations thereunder or any comparable provision of state law. Parent and each Subsidiary are in compliance with all applicable financial responsibility requirements of all Environmental Laws in all material respects;

               (g) Neither Parent nor any Subsidiary have filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

               (h) No Lien arising under any Environmental Law has attached to any property or revenues of Parent or any Subsidiary.

          Section 7.20 SOLVENCY. As of and from and after the date of this Agreement and after giving effect to the consummation of the Pending Acquisition, each Borrower and each Obligated Party individually and on a consolidated basis: (a) owns and will own assets (including contribution rights, if any) the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

          Section 7.21 PERISHABLE AGRICULTURAL COMMODITIES ACT. In the ordinary course of its business, neither Parent nor any Subsidiary purchases or sells for its own account perishable agricultural commodities (as that term is defined in the Perishable Agricultural Commodities Act, as amended (7 U.S.C. Section 499e(c)) and the regulations promulgated thereunder) nor does any such party directly receive any proceeds from the sale of such commodities. As a result, the statutory trust arising under such act for the benefit of unpaid cash sellers does not attach to any property of Parent or any Subsidiary.

          Section 7.22 PACKERS AND STOCKYARDS ACT. In the ordinary course of its business, neither Parent nor any Subsidiary purchases, sells for its own account or receives the proceeds from the sale of livestock as that term is defined in the Packers and Stockyards Act, as amended (7 U.S.C. Section 181-229) and the regulations thereunder. As a result, the statutory trust arising under such act for the benefit of unpaid cash sellers does not attach to any property of Parent or any Subsidiary.

          Section 7.23 COMMON ENTERPRISE; BENEFIT RECEIVED. The Borrowers are each a member of an affiliated group and are collectively engaged in a common enterprise with one another. Each Borrower will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which it is a party. Each Borrower will derive substantial benefit from the credit extended pursuant hereto in an amount at least equal to its obligations under the Loan Documents to which it is a party.

          Section 7.24 YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) Parent's and the Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which

CREDIT AGREEMENT - Page 41

Parent's or the Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed. The computer and management information systems of Parent and the Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit Parent and the Subsidiaries to conduct their respective businesses without a Material Adverse Effect.

          Section 7.25 INDENTURE. The Obligations have been (and hereby are) designated as "Designated Senior Indebtedness" (as defined in the Indenture) for all purposes under the Indenture.

                                     ARTICLE 8

                                 POSITIVE COVENANTS

          Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Agent or any Bank has any commitment hereunder, it will perform and observe the following positive covenants:

          Section 8.1 REPORTING REQUIREMENTS. Parent will furnish to the Agent and each Bank:

               (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of Parent, beginning with the Fiscal Year ending December 31, 1999, a copy of the annual audit report of Parent and the Subsidiaries for such Fiscal Year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

               (b) MONTHLY FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter that is not the Fiscal Year end and within thirty-five (35) days after the end of each month that is not a Fiscal Year end or a Fiscal Quarter end, (i) a copy of an unaudited financial report of Parent and the Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures submitted in the most recent projections delivered to Agent pursuant to either SECTION 6.1(o) or SECTION 8.1(f), all in reasonable detail certified by the chief executive officer, treasurer or chief financial officer of Parent to have been prepared in accordance with GAAP (but excluding footnotes) and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of Parent and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein, and
(ii) trade accounts payable aging reports.

               (c) COMPLIANCE CERTIFICATE. Within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year and accompanying the annual financial statements delivered in accordance with SECTION 8.1(a), a Compliance Certificate, together with the schedules thereto setting forth the calculations supporting the computations therein as well as the list of assets disposed, as set forth in SECTION 9.8;

               (d) BORROWING BASE REPORT. Within twenty (20) days after the last day of each month, or within one (1) Business Day of any other date the Agent may select in its discretion by written

CREDIT AGREEMENT - Page 42
notice to Parent (each such day or date a "REPORT DATE"), a Borrowing Base Report together with a Receivable aging report, sales report summary, collections report (including lockbox activity statements) and customer credit report (reflecting all journal entries and adjustments) for each Borrower as of the applicable Report Date;

               (e) RECEIVABLE REPORTING. On each Monday (unless Monday is not a Business Day, then on the following Tuesday) or, if the Agent requests, within one (1) Business Day of any other date the Agent may select in its discretion by written notice to Parent, Parent shall furnish to the Agent, a Receivable Report in the form of Exhibit "G." For purposes of preparing the Receivables Reports under this clause (e), it shall be assumed that each Business Day ends at 2:00 p.m., with any other activity occurring on such Business Day after such 2:00 p.m. deadline to be deemed to have occurred on the next succeeding Business Day;

               (f) PROJECTIONS. As soon as available and in any event within forty-five (45) days after the beginning of each Fiscal Year of Parent, Parent will deliver (i) a forecasted consolidated balance sheet and statements of income and cash flow of Parent and the Subsidiaries on a quarter by quarter basis, including the assumptions utilized in the preparation of such projections (in narrative form) for the forthcoming Fiscal Year and a pro forma projection of Parent's compliance with the financial covenants in this Agreement for the same period and (ii) a forecasted consolidated balance sheet and statements of income and cash flow of Parent and the Subsidiaries for the next succeeding Fiscal Year;

               (g) MANAGEMENT LETTERS. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Parent or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Parent or any Subsidiary;

               (h) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Parent or any Subsidiary which, if determined adversely to Parent or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

               (i) NOTICE OF DEFAULT. As soon as possible and in any event within five (5) Business Days after an officer of Parent has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that Parent have taken and proposes to take with respect thereto;

               (j) ERISA REPORTS. If requested by the Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Parent or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after Parent knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Parent or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Parent setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Parent proposes to take with respect thereto;

               (k) NOTICE OF MATERIAL ADVERSE EFFECT. As soon as possible and in any event within five (5) Business Days of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

CREDIT AGREEMENT - Page 43

               (l) PROXY STATEMENTS, ETC. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Parent or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Parent or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

               (m) GENERAL INFORMATION. Promptly, such other information concerning Parent or any Subsidiary as the Agent or any Bank may from time to time reasonably request.

          Section 8.2 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. Except as otherwise permitted by SECTION 9.3, Parent will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Parent will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

          Section 8.3 MAINTENANCE OF PROPERTIES. Parent will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition ordinary wear and tear excepted.

          Section 8.4 TAXES AND CLAIMS. Parent will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Parent nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established in accordance with GAAP.

          Section 8.5 INSURANCE. Parent will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which it operates, provided that in any event Parent and each Subsidiary will maintain workmen's compensation insurance, property insurance and comprehensive general liability insurance reasonably satisfactory to the Agent. Each general liability insurance policy shall name the Agent as additional insured. Each insurance policy covering Collateral shall name the Agent as loss payee and shall provide that such policy will not be canceled or materially changed without thirty (30) days prior written notice to the Agent.

          Section 8.6 INSPECTION RIGHTS; RECEIVABLE VERIFICATION. Parent will, and will cause each Subsidiary to, permit any authorized representative designated by the Agent to (a) visit and inspect its Receivables records on the eleventh (11th) Business Day of each month, (b) make extracts from such records and (c) discuss such records with Parent's and any Subsidiary's officers and employees. In addition, upon reasonable notice (which may be telephonic notice), at any other reasonable time and as often as the Agent may request, Parent will and will cause each Subsidiary to, permit any authorized representative designated by the Agent, together with any authorized representatives of any Bank desiring to accompany the Agent, to
(a) visit and inspect its properties and financial records (including those records relating to the existence and condition of the Receivables), (b) make extracts from such financial records, and (c) discuss the affairs, finances and condition of Parent and any Subsidiary with its officers and employees and its independent public accountants. The Agent agrees that it shall schedule any meeting with any such independent public accountant through Parent and a financial officer of Parent

CREDIT AGREEMENT - Page 44
shall have the right to be present at any such meeting. The Agent shall also have the right to verify with any and all customers of Parent or any Subsidiary the existence and condition of the Receivables, as often as the Agent may require, without prior notice to or consent of Parent or any Subsidiary and whether or not a Default exists.

          Section 8.7 KEEPING BOOKS AND RECORDS. Parent will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

          Section 8.8 COMPLIANCE WITH LAWS. Parent will, and will cause each Subsidiary to, comply with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator other than for such noncompliance that will not have a Material Adverse Effect.

          Section 8.9 COMPLIANCE WITH AGREEMENTS. Parent will, and will cause each Subsidiary to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

          Section 8.10 FURTHER ASSURANCE.

               (a) Parent will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be requested by the Agent to carry out the provisions and purposes of the Loan Documents and to create, preserve, protect and perfect the Liens of the Agent for the benefit of itself and the Banks in the Collateral; provided that prior to the occurrence of a Perfection Event (as defined below):

               (i) No Borrower shall be required to obtain any landlord or mortgagee waivers or subordinations except as specifically required by SECTION 6.1(G)(II) with respect to Parent's chief executive office; and

               (ii) No Borrower shall be required to obtain lien acknowledgements from any third-party in possession of any inventory nor shall any Borrower be required to show evidence that it has perfected and protected its interest in its inventory held by third parties (by the filing of financing statements under the UCC, by sending notices to such third parties secured creditors or otherwise).

For purposes of this SECTION 8.10, the term "PERFECTION EVENT" means either (i) the occurrence of a Default or (ii) if as of the end of any month, the aggregate book value of the Borrowers' inventory equals or exceeds Two Million Dollars ($2,000,000). If a Perfection Event occurs then Parent will, and will cause each Subsidiary to, take such action as the Agent may request to perfect and protect the Liens of the Agent in all Collateral, including any or all of the actions described in clauses (a) and (b) of this SECTION 8.10.

               (b) Within thirty (30) days after the Pending Acquisition is consummated, Parent shall cause any Subsidiary acquired in such acquisition (and existing as of such date) to execute and deliver such documents, certificates and other instruments as requested by Agent, to evidence each such Subsidiary's either being added as a Borrower hereunder or guaranteeing of the Obligations, upon terms and conditions satisfactory to Agent.

CREDIT AGREEMENT - Page 45

               (c) Within thirty (30) days after the Closing Date, Parent and the Subsidiaries shall enter into such Lockbox Agreements or other agreements with Agent, as secured party, and depository banks upon such terms and conditions as will, in Agent's sole discretion, evidence and effect Agent's perfected, first-priority lien in the lockbox accounts maintained by Parent or any Subsidiary.

          Section 8.11 ERISA. Parent will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.

                                     ARTICLE 9

                                 NEGATIVE COVENANTS

Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Agent or any Bank has any commitment hereunder, Parent will perform and observe the following negative covenants:

          Section 9.1 DEBT. Parent will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

               (a)  Debt to the Banks pursuant to the Loan Documents;

               (b) Debt described on SCHEDULE 9.1 hereto (but excluding the Previous Senior Debt after the Closing Date), and any extensions, renewals or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing, (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing; and (iii) to the extent any such Debt is subordinated to the Previous Senior Debt, such Debt must be subordinated to the Obligations on substantially the same terms;

               (c) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

               (d) Debt (including Capital Lease Obligations) incurred after the Closing Date not to exceed Three Million Dollars ($3,000,000) in the aggregate at any time outstanding secured by purchase money Liens permitted by SECTION 9.2(G); provided that such Debt is permitted by the Indenture;

               (e) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on a Parent or a Subsidiary's behalf in accordance with the policies issued to Parent and the Subsidiaries;

               (f) Debt of a Borrower under Hedging Agreements entered into to enable such Borrower to fix or limit its interest expense or to limit the market risk of holding currency or a commodity in either the cash or futures markets; PROVIDED THAT, in the case of any Synthetic Purchase Agreement related to any subordinated Indebtedness, the obligations of the Borrower thereunder must be subordinated to the Obligations to at least the same extent as the subordinated Indebtedness to which such Synthetic Purchase Agreement relates (the Borrower shall promptly deliver to the Agent a copy of any Synthetic Purchase Agreement to which it becomes party);

CREDIT AGREEMENT - Page 46

               (g) Guarantees by Parent or any Subsidiary of Debt of another Subsidiary, provided that such Debt is permitted hereby;

               (h) indemnifications entered into by a Borrower in connection with asset dispositions and acquisitions and in connection with other transactions entered into in the ordinary course of business;

               (i) Debt evidenced by the Senior Subordinated Notes and any refinancings or replacements of all or a portion of such Debt so long as (i) the maturity of such refinancing or replacement Debt is after the Termination Date, (ii) such refinancing or replacement Debt is subordinated to the Obligations to the same or greater extent as the Senior Subordinated Notes are so subordinated, (iii) the covenants contained in any agreement evidencing such refinancing or replacement Debt are not materially more restrictive, taken as a whole, to Parent and each Subsidiary than the covenants relating to the Senior Subordinated Notes, (iv) the principal amount of such refinancing or replacement Debt shall not exceed the principal amount of the Senior Subordinated Notes outstanding immediately prior to such refinancing or replacement and (v) any such refinancing or replacement Debt shall not be secured by any Liens; and

               (j) Debt (the "ADDITIONAL DEBT"), in addition to the Debt described in the forgoing clauses (a) through (i), which may be incurred if no Default exists or would result therefrom; PROVIDED THAT: (i) the aggregate amount of the Additional Debt at any one time outstanding shall never exceeding Two Million Dollars ($2,000,000) and (ii) on the date of its incurrence, such Debt shall be permitted by the Indenture and the First Union Loan Agreement (with Parent providing Agent evidence thereof).

          Section 9.2 LIMITATION ON LIENS AND RESTRICTIONS ON SUBSIDIARIES. Parent will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, whether now owned or hereafter acquired, except the following, none of which shall encumber the Collateral other than those Liens described in clauses (a), (b),
(d), (e) and (h):

               (a) Liens disclosed on SCHEDULE 9.2 hereto, PROVIDED any Liens securing the Previous Senior Debt will not be permitted after the Closing Date, except that the Liens securing the First Union Loan encumbering the Collateral shall only be permitted in accordance with the terms of the Intercreditor Agreement;

               (b) Liens in favor of the Agent for the benefit of itself and the Banks pursuant to the Loan Documents;

               (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Parent and each Subsidiary to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

               (d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

               (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords (whether contractual or statutory) or other similar statutory Liens securing obligations that are not yet due or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

CREDIT AGREEMENT - Page 47

               (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt);

               (g) Liens for purchase money obligations (including the rights of lessors under capitalized leases, and all additions, accessions and proceeds) PROVIDED that: (i) the purchase of the asset subject to any such Lien is not otherwise prohibited by SECTION 10.6 hereto; (ii) the Debt secured by any such Lien is permitted under SECTION 9.1 hereto; (iii) any such Lien encumbers only the asset so purchased; (iv) the principal amount secured by such Lien does not exceed one hundred percent (100%) of the purchase price of the asset so purchased; and (v) no Default exists at the time the asset is so purchased;

               (h) Any attachment or judgment Lien not constituting an Event of Default;

               (i) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by Parent or a Subsidiary in the ordinary course of business; and

          (j) Liens in favor of the trustee in its individual capacity under the Indenture.

Parent will not, and will not permit any Subsidiary to, enter into or assume any agreement (other than the Loan Documents, the Senior Note Documents and the First Union Loan Agreement) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired unless such agreement permits the granting of Liens to secure the Obligations; provided that, in connection with any Debt permitted to be existing or incurred under SECTION 9.1 which is used to finance the acquisition of an asset and any Lien securing the payment thereof permitted by this SECTION 9.2, the acquiring Parent or Subsidiary may agree that it will not permit any other Liens to encumber the asset so acquired and additions and accessions thereto and proceeds thereof. Except as provided herein, in the Senior Note Documents and in the First Union Loan Agreement, Parent will not permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to:
(1) pay dividends or make any other distribution on any of its capital stock;
(2) subject to subordination provisions, pay any Debt owed to Parent or any other Subsidiary; (3) make loans or advances to Parent or any Subsidiary; or
(4) transfer any of its property or assets to Parent or any Subsidiary; PROVIDED, HOWEVER, that any Subsidiary may permit such restrictions to exist within a lease of property (and only with regard to such leased property), restrictions within agreements to sell assets in a disposition permitted under this Agreement (and only during the time pending the disposition and with respect to only the assets being disposed), and restrictions on assets in connection with consensual Liens that are permitted under this SECTION 9.2.

          Section 9.3 MERGERS, ETC. Parent will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or all or a substantial part of the assets of a division or branch of a Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; PROVIDED that the Pending Acquisition may be consummated on terms acceptable to the Agent; and PROVIDED, FURTHER that, if no Default exists or would result therefrom, any Subsidiary other than MSSC may merge with and into MSSC and any Subsidiary other than MSSC may dissolve or liquidate if all of its assets have been transferred to MSSC; provided further that Parent may consummate the repurchases of stock, options and warrants in accordance with SUBSECTION 9.4(C).

CREDIT AGREEMENT - Page 48

          Section 9.4 RESTRICTED JUNIOR PAYMENTS. Parent will not, and will not permit any Subsidiary to, directly or indirectly declare, order, pay, make or set apart any sum for (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of its Equity Interests now or hereafter outstanding; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any of its Equity Interests now or hereafter outstanding; or (iii) any payment made to retire, or to obtain the surrender of, any of its Equity Interests now or hereafter outstanding except:

               (a) Any Subsidiary may make, declare and pay dividends and make other distributions with respect to their Equity Interests to the extent necessary to permit each Borrower to pay the Obligations and to pay expenses and taxes incurred in the ordinary course of business;

               (b) Parent and any Subsidiary may declare and pay dividends on their common stock payable solely in shares of common stock;

               (c) Parent and each Subsidiary may repurchase its common stock or any warrants or options to purchase its common stock from its officers and employees who received such stock or options from an employee stock option or ownership plan established by Parent and each Subsidiary (including repurchases arising as a result of the death, disability or termination of any such officers and employees); provided that (a) the aggregate amount paid for such repurchases by the Parent and all Subsidiaries in any Fiscal Year does not exceed Five Hundred Thousand Dollars ($500,000), (b) no Default exists or would result therefrom, (c) the average daily balances of the sum of the Borrower's cash, cash equivalents and the Aggregate Borrowing Availability for the thirty (30) day period prior to the date of the repurchase and calculated as if the repurchase had occurred on the first
(1st) day of such period, shall equal or exceed Two Million Dollars ($2,000,000), (d) the repurchase is permitted by the Indenture and the First Union Loan Agreement, and (e) Parent shall have provided Agent evidence of its compliance with clause (c) preceding on the date of the proposed repurchase.

          Section 9.5 INVESTMENTS. Parent will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

               (a) Parent and each Subsidiary may own stock of the Subsidiaries that it owns on the Closing Date and stock to be acquired in connection with the Pending Acquisition, and Parent and each Subsidiary may repurchase its own stock in accordance with the restrictions set forth in
SECTION 9.4;

               (b) Parent and each Subsidiary may make loans and enter into Guarantees, in each case, as permitted by SUBSECTION 9.1(C);

               (c) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

               (d) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of Fifty Million Dollars ($50,000,000);

               (e) commercial paper maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's

CREDIT AGREEMENT - Page 49

Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Rating Service or securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard and Poor's Rating Service or "A" by Moody's Investors Service, Inc.;

               (f) loans and advances to employees for business expenses incurred in the ordinary course of business not to exceed Three Hundred Thousand Dollars ($300,000) in the aggregate for the Parent and all Subsidiaries at any time outstanding;

               (g) existing investments described on SCHEDULE 9.5 hereto;

               (h) Parent and the Subsidiaries may acquire and own any notes, stocks, bonds, or other equity securities of any Person received in connection with (i) the sale of assets permitted by SUBSECTION 9.8 (e), (ii) the bankruptcy or reorganization of suppliers and customers and (iii) the settlement of delinquent obligations of, and disputes with, customers and suppliers arising in the ordinary course of business;

               (i) Parent and the Subsidiaries may make extensions of trade credit in the ordinary course of business; and

               (j) any advance, loan or extension of credit by a Borrower which may arise in connection with the performance under Hedging Agreements entered into to enable to fix or limit its interest expense or to limit its market risk of holding currency or a commodity in either the cash or futures markets.

          Section 9.6 LIMITATION ON ISSUANCE OF CAPITAL STOCK. Parent will not permit any Subsidiary to at any time issue, sell, assign, or otherwise dispose of (a) any of its Equity Interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Equity Interests, or (c) any option, warrant, or other right to acquire any of its Equity Interests.

          Section 9.7 TRANSACTIONS WITH AFFILIATES. Parent will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Parent or any Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than would be obtained in a comparable arms-length transaction with a Person not one of its Affiliates, except that (a) Parent and each Subsidiary may enter into transactions with each other to the extent not otherwise prohibited hereby, (b) Parent and the Subsidiaries may enter into the transactions described on SCHEDULE 9.7, and (c) Parent may pay management fees to Richmont Capital Partners I, L.P. in an amount not to exceed Five Hundred Thousand Dollars ($500,000) per Fiscal Year if (i) no Default exists or would result therefrom, (ii) the average daily balances of the sum of Borrowers' cash, cash equivalents and the Aggregate Borrowing Availability for the thirty (30) day period prior to the payment of any portion of such fee and calculated as if the actual amount of such fee so paid had been paid on the first (1st) day of such period, shall equal or exceed One Dollars ($1.00), (iii) such fees are permitted to be paid under the Indenture, and (iv) Parent shall have provided Agent evidence of its compliance with the preceding clause (ii) on the date of each such payment.

          Section 9.8 DISPOSITION OF ASSETS. Parent will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of assets reasonably and in good faith determined by Parent and each Subsidiary to be obsolete or no longer necessary to its business; (c) licenses, sublicenses, leases

CREDIT AGREEMENT - Page 50
and subleases of intellectual property, general intangibles, or other property (other than Receivables), in each case in the ordinary course of business, that do not materially interfere with the business of Parent or any Subsidiary; (d) the sale, lease or other disposition of assets of a Subsidiary (other than MSSC) to another Subsidiary; and (e) the disposition of assets (other than Receivables, inventory and the stock of Subsidiaries), in addition to those set forth in clauses (a) through (d) above, if all the following conditions are satisfied: (i) the aggregate sale price of the assets of the Parent and all Subsidiaries disposed of in any Fiscal Year does not exceed Five Hundred Thousand Dollars ($500,000); (ii) no Default exists or would result therefrom; and (iii) the consideration received is at least equal to the fair market value of such assets and is not required to be utilized to purchase the Senior Subordinated Notes in accordance with the Indenture. Parent agrees to deliver to Agent, simultaneously with the Compliance Certificate delivered pursuant to SECTION 8.1(C) as of the end of each Fiscal Quarter, a listing of all assets disposed of during such Fiscal Quarter if the aggregate amount of the assets disposed of during such Fiscal Quarter equaled or exceeded One Hundred Thousand Dollars ($100,000).

          Section 9.9 SALE AND LEASEBACK. Parent will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person; PROVIDED that Parent or any Subsidiary may lease the real properties that are located in California and Arizona and being leased as of the Closing Date and the real properties owned as of the Closing Date and located in Canton, Massachusetts and Charlotte, North Carolina, which Parent contemplates selling and leasing back.

          Section 9.10 LINES OF BUSINESS. Parent will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof and any business related, ancillary or complementary to such businesses.

          Section 9.11 PREPAYMENT OF DEBT. Parent will not, and will not permit any Subsidiary to prepay, optionally redeem or repurchase any Debt other than the Obligations.

          Section 9.12 FIRST UNION LOAN AGREEMENT. Except as permitted under the Intercreditor Agreement, Parent will not amend or modify the terms of the First Union Loan Agreement.

          Section 9.13 MODIFICATIONS TO SENIOR NOTE DOCUMENTS. Parent will not change or amend the terms of the Senior Note Documents if the effect of such amendment is to: (a) increase the interest rate on the Senior Subordinated Notes; (b) shorten the time of payments of principal or interest due under the Senior Note Documents; (c) change any event of default or any covenant to a materially more onerous or restrictive provision; (d) change the subordination provisions thereof (or the subordination terms of any guaranty thereof) in a manner adverse to Agent or any Bank as senior creditors or the interests of the Banks under this Agreement or any other Loan Document in any respect; or (e) change or amend any other term of any Senior Note Document in a manner materially adverse to Agent or any Bank as senior creditors or the interests of the Banks under this Agreement or any other Loan Document in any respect; or (f) in any manner amend any term of any Senior Note Document relating to the prohibition of the creation or assumption of any Lien upon the properties or assets of Parent or any Subsidiary or relating to the prohibition of creation, existence or effectiveness of any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distribution; (ii) subject to subordination provisions, pay any Debt owed to Parent or any Subsidiary, (iii) make loans or advances to Parent or any Subsidiary, or (iv) transfer any of its property or assets to Parent or any Subsidiary.

          Section 9.14 DESIGNATION OF SENIOR DEBT. Parent will not designate any Debt as "Designated Senior Indebtedness" (as defined in the Indenture).

CREDIT AGREEMENT - Page 51

                                    ARTICLE 10

                                FINANCIAL COVENANTS

          Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Agent or any Bank has any commitment hereunder, Parent will perform and observe the following financial covenants:

          Section 10.1 MINIMUM FIXED CHARGES COVERAGE RATIO. Parent shall not permit the ratio of its Modified EBITDA to its Fixed Charges calculated as of the last day of each Fiscal Quarter, beginning with the Fiscal Quarter ended March 31, 2001, for the four (4) Fiscal Quarters then ended to be less than
1.00 to 1.00. As used in this SECTION 10.1 the following terms have the following meanings:

          "MODIFIED EBITDA" means, for any period, the total of the following for Parent calculated on a consolidated basis without duplication: (a) EBITDA MINUS (b) Capital Expenditures.

          "FIXED CHARGES" means, for any period, the total of the following for Parent calculated on a consolidated basis without duplication: (a) scheduled amortization of Debt plus (b) CASH interest expense PLUS (c) cash taxes.

          Section 10.2 MAXIMUM DEBT TO EBITDA RATIO. As of the last day of each Fiscal Quarter, Parent shall not permit the ratio of (a) the principal amount of all Debt of the Parent and the Subsidiaries outstanding as of such date determined on a consolidated basis to (b) the Adjusted EBITDA calculated for the four (4) Fiscal Quarter period ending on the last day of such Fiscal Quarter to be more than: (i) 7.75 to 1.00 as of the Fiscal Quarter ending on June 30, 2000;
(ii) 6.50 to 1.00 as of the Fiscal Quarter ending on September 30, 2000; (iv)
6.00 to 1.00 as of the Fiscal Quarter ending December 31, 2000 and for each Fiscal Quarter thereafter. As used in this SECTION 10.2, the following terms have the following meanings:

          "ADJUSTED EBITDA" means, for any period, (a) Parent's consolidated EBITDA PLUS (b) for calculations including the Fiscal Quarter ending September 30, 1999, $10,452,000, PLUS (c) for calculations including the Fiscal Quarter ending December 31, 1999, $11,420,000, PLUS (d) at any time after the Pending Acquisition is consummated, an amount equal to the lesser of (i) the actual consolidated EBITDA for companies acquired in the Pending Acquisition or (ii) $1,000,000, in each case under this clause (d) for each Fiscal Quarter (or a pro-rated portion thereof for partial Fiscal Quarters) that is included in the measurement period for Adjusted EBITDA but that is before the Pending Acquisition is consummated.

          Section 10.3   Deleted

          Section 10.4 MINIMUM INTEREST COVERAGE RATIO. As of the last day of each Fiscal Quarter during the periods set forth below, Parent shall not permit the ratio of its EBITDA to its consolidated cash interest expense both calculated for the period since January 1, 2000, then ended or, if 4 Fiscal Quarters or more have elapsed since January 1, 2000, then for the four (4) Fiscal Quarters then ended, to be less than the ratio set forth below for such period:

================================================================================
                   Period Ending                                       Ratio
================================================================================

CREDIT AGREEMENT - Page 52

--------------------------------------------------------------------------------
April 1, 2000, through June 30, 2000                               1.00 to 1.00
--------------------------------------------------------------------------------
July 1, 2000, through September 30, 2000                           1.50 to 1.00
--------------------------------------------------------------------------------
October 1, 2000, through December 31, 2000                         1.60 to 1.00
--------------------------------------------------------------------------------
Each quarter end beginning January 1, 2001, and through            1.75 to 1.00
Termination Date
================================================================================

Section 10.5 MINIMUM EBITDA. As of the last day of each Fiscal Quarter during the periods set forth below, Parent shall cause its EBITDA calculated for the period since January 1, 2000, then ended or, if 4 Fiscal Quarters or more have elapsed since January 1, 2000, then for the four (4) Fiscal Quarters then ended, to be not less than the amount set forth below opposite the applicable period:

================================================================================
                   Period Ending                                      Amount
================================================================================
January 1, 2000, through March 31, 2000                             $5,400,000
--------------------------------------------------------------------------------
April 1, 2000, through June 30, 2000                                $14,400,000
--------------------------------------------------------------------------------
July 1, 2000, through September 30, 2000                            $29,700,000
--------------------------------------------------------------------------------
October 1, 2000, through December 31, 2000                          $45,000,000
--------------------------------------------------------------------------------
January 1, 2001, through March 31, 2001                             $46,000,000
--------------------------------------------------------------------------------
April 1, 2001 through Termination Date                              $47,000,000
================================================================================

         Section 10.6 CAPITAL EXPENDITURE LIMITS. Parent shall not, and shall not permit any Subsidiary to, make or incur Capital Expenditures during each period set forth in the table below in excess of an aggregate amount for Parent and all Subsidiaries equal to the applicable Capital Expenditure Limit for such period. The term "CAPITAL EXPENDITURE LIMIT" means, for each period set forth in the table below, the sum of (a) the Dollar amount set forth in the table below opposite the applicable period (such Dollar amount as set forth for each such period herein the "Yearly Limit") plus (b) One Hundred percent (100%) of the portion of the Yearly Limit from the immediately preceding period which was not expended by Parent and the Subsidiaries in such preceding period (the amount calculated for any period under this clause
(b), herein the "CARRYOVER AMOUNT"). In calculating compliance with this
SECTION 10.6, (a) Capital Expenditures made in a period shall first be debited against the Yearly Limit for such period then debited against the Carryover Amount carried into such period, if any, from the preceding period pursuant to this SECTION 10.6, and (b) the aggregate amount of all payments due under a Capital Lease Obligation for the entire term thereof (excluding, however, the interest portion of capitalized lease payments) shall be considered expended in full on the date that the Capital Lease Obligation is entered into.

================================================================================
                      Period                                     Amount
================================================================================
Calendar year ending December 31 2000                          $7,000,000
--------------------------------------------------------------------------------
Each Fiscal Year thereafter                                    $7,500,000
================================================================================


                                   ARTICLE 11

                                      DEFAULT

         Section 11.1 EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default":

CREDIT AGREEMENT - Page 53

               (a) The Borrowers shall fail to pay (i) when due any principal, Reimbursement Obligation, interest or fees payable under any Loan Document or any part thereof; and (ii) within five (5) Business Days after the date Parent receives written notice of the failure to pay when due any other Obligation or any part thereof.

               (b) Any representation, warranty or certification made or deemed made by any Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

               (c) Any Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in ARTICLE 9 or ARTICLE 10 of this Agreement or ARTICLE IV of the Security Agreement or of any section of the Lockbox Agreements.

               (d) Any Borrower shall fail to perform, observe or comply with any covenant, agreement or term contained in clauses (a) through (f), (i),
(j) and (l) of SECTION 8.1 of this Agreement. Any Borrower shall fail to perform, observe or comply with any covenant, agreement or term contained in clauses (g) (h), (k), and (m) of SECTION 8.1 of this Agreement and such failure shall continue for five (5) Business Days.

               (e) Any Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in SUBSECTIONS 11.1(c) and (d)) and such failure shall continue for a period of ten (10) Business Days after the earlier of (i) the date the Agent or any Bank provides Parent with notice thereof or (ii) the date Parent should have notified the Agent thereof in accordance with SUBSECTION 8.1(i) hereof.

               (f) Any Borrower, any Subsidiary or any Obligated Party shall
(i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

               (g) A proceeding or case shall be commenced, without the application, approval or consent of any Borrower, any Subsidiary or any Obligated Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Borrower, Subsidiary or Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of such Borrower, Subsidiary or Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against any Borrower, any Subsidiary or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

CREDIT AGREEMENT - Page 54

               (h) Any Borrower, any Subsidiary or any Obligated Party shall fail to discharge (or obtain a stay of execution of) within a period of thirty (30) days after the commencement thereof any attachment (other than the attachment existing as of the Closing Date and related to the Monroe Litigation), sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) against any of its assets or properties.

               (i) A final judgment with respect to the Monroe Litigation that is materially different from the negotiating range set forth in Schedule 1.1(b) or any other final judgment or judgments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be rendered by a court or courts against any Borrower, any Subsidiary or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the relevant Borrower, Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

               (j) Any Borrower, any Subsidiary or any Obligated Party shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds One Million Dollars ($1,000,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any such Debt that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment. Without limiting the generality of the foregoing, the occurrence of an event of default under the terms of the Senior Note Documents or the First Union Loan Agreement.

               (k) This Agreement shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Borrower, any Subsidiary or any Obligated Party or any Borrower, any Subsidiary or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of the Agent or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority (other than as a result of the Liens permitted to have priority under SECTION 9.2) perfected (other than as may result because of the provisions of SECTION 8.10) security interest in and lien upon any of the Collateral purported to be covered thereby.

               (l) Any of the following events shall occur or exist with respect to any Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under
Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject any Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Five Hundred Thousand Dollars ($500,000).

               (m) A Change of Control shall occur. As used in this clause
(m), the following terms have the following meanings:

CREDIT AGREEMENT - Page 55

               "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

               "CHANGE OF CONTROL" means the occurrence of any of the following events:

                    (i) the Permitted Holders either (x) cease to be the
               "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 35% of the aggregate of the total voting power of the Voting Stock of the Parent, whether as a result of issuance of securities of the Parent, any merger, consolidation, liquidation or dissolution of the parent, any direct or indirect transfer of securities by any Permitted Holder or otherwise, or (y) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause (i), the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

                    (ii) (x) any "person" (as such term is used in Sections
               13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Parent and (y) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Parent than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause ii), such other Person shall be deemed to own beneficially any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

                    (iii) during any period of two consecutive years,
               individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

CREDIT AGREEMENT - Page 56

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "MANAGEMENT STOCKHOLDERS" means Ronald D. Pedersen, Gary R. Guffey and Bruce A. Butler.

               "PERMITTED HOLDERS" means Richmont Enterprises LLC, a Delaware limited liability company controlled by certain Affiliates of Richmont Capital Partners I, L.P., a Delaware limited partnership, JR Investment Corp., a Delaware corporation (including John P. Rochon and the other current stockholders of JR Investment Corp.), MS Acquisition Limited, a Delaware limited partnership, the Management Stockholders and any of their respective Affiliates (including any Person owned or controlled by any such Person, any member of any such Person's family, any trust for the benefit of any such Person (or a member of his family) or any Person owned or controlled by any of the foregoing) and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Parent's Capital Stock.

               "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               "VOTING STOCK" of a Person means all classes of Capital Stock of such Person then outstanding that normally entitle the holders of such interests to participate in the management or to elect those participating in the management of such Person.

               (n) A change shall occur in the financial condition of any Borrower or in the value of the Collateral, which does, or would reasonably be expected to, have a Material Adverse Effect.

               (o) Parent shall, without the written consent of Required Banks, enter into a settlement agreement with respect to the Monroe Litigation in which Parent or any Subsidiary or Obligated Party agrees to pay amounts with a net present value materially different from the negotiating range set forth in SCHEDULE 1.1(b).

          Section 11.2 REMEDIES. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

               (a) ACCELERATION. By notice to Parent, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrowers under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower.

               (b) TERMINATION OF COMMITMENTS. Terminate the Commitments, including, without limitation, the obligation of the Agent to issue Letters of Credit, without notice to any Borrower.

               (c) JUDGMENT. Reduce any claim to judgment.

               (d) FORECLOSURE. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

CREDIT AGREEMENT - Page 57

               (e) RIGHTS. Exercise any and all rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

PROVIDED, HOWEVER, that upon the occurrence of an Event of Default under SUBSECTIONS 11.1(f) or (g) hereof, the Commitments of all of the Banks shall automatically terminate (including, without limitation, the obligation of the Agent to issue Letters of Credit), and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrowers under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower.

          Section 11.3 CASH COLLATERAL. If an Event of Default shall have occurred and be continuing each Borrower shall, if requested by the Agent or Required Banks, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by any Borrower.

          Section 11.4 PERFORMANCE BY THE AGENT. If any Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of such Borrower. In such event, each Borrower, jointly and severally, shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of any Borrower under any Loan Document. Under the terms of certain of the agreements entered into in accordance with SUBSECTION 6.1(g), Agent may be obligated to pay certain amounts to the financial institutions party thereto from time to time, including without limitations, fees owed to such financial institutions arising from their lock box and other deposit account services and amounts sufficient to reimburse such financial institutions for the amount of any item deposited in the related account which is returned unpaid. Also, under the terms of Section 2.22 of the Intercreditor Agreement, Agent may be obligated to pay certain amounts to First Union National Bank with respect to overdrafts in payroll accounts. In the event Agent is required to pay any such amounts, Agent shall notify Parent and the Borrowers shall promptly pay, jointly and severally, any amount so expended by Agent to the Agent at the Principal Office, together with interest at the Default Rate from and including the date of such expenditure to but excluding the date that such expenditure is paid in full and if any Borrower fails to make such payment, Agent shall have the option of automatically making a Loan in the amount so expended as a Base Rate Account.

          Section 11.5 SETOFF. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to any Borrower (any such notice being hereby expressly waived by each Borrower), to set off and apply any and all deposits (general, time, demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Bank shall have made any demand under such Loan Documents and although such obligations may be unmatured. Each Bank agrees promptly to notify Parent (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

CREDIT AGREEMENT - Page 58

          Section 11.6 CONTINUANCE OF DEFAULT. Any Default capable of being remedied (as determined by the Agent) shall exist and shall continue until Agent shall have been provided evidence satisfactory to it that such Default has been remedied. Any Default not capable of being remedied shall exist and shall continue until waived by the number of Banks required by SECTION 13.11.

                                     ARTICLE 12

                                     THE AGENT


          Section 12.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby appoints and authorizes The Chase Manhattan Bank to act as its agent hereunder and under the other Loan Documents (including, without limitation, the Intercreditor Agreement) with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Each Bank agrees that upon Agent's execution of the Intercreditor Agreement it shall be bound by the terms and restrictions set forth for the Banks in the Intercreditor Agreement, and each Bank hereby consents to Agent's executing the Intercreditor Agreement on its behalf. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent: (i) may treat the payee of any Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks;
(iv) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel (including counsel for the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

          Section 12.2 RIGHTS OF AGENT AS A BANK. With respect to its Commitment, the Loans made by it and the Note issued to it, The Chase Manhattan Bank (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with any Borrower, any Obligated Party, and any other Person who may do business

CREDIT AGREEMENT-Page 59
with or own securities of any Borrower or any Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

          Section 12.3 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Bank or Parent specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to SECTION
12.1 hereof) take such action with respect to such Default as shall be directed by Required Banks, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Banks.

          Section 12.4 INDEMNIFICATION. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2 HERETO, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2 HERETO), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

          Section 12.5 INDEPENDENT CREDIT DECISIONS. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into any Loan Document and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, the Agent shall not be required to keep itself informed as to the

CREDIT AGREEMENT-Page 60
performance or observance by any Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of any Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of any Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

          Section 12.6 SEVERAL COMMITMENTS. The Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Loan, each non-defaulting bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

          Section 12.7 SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and Parent and the Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent with Parent's consent, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent approved by Parent, which approval will not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligation, and duties of the resigning or removed Agent, including all obligations under any Letters of Credit, and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents, including, without limitation, its obligations under all Letters of Credit. After any Agent's resignation or removal as Agent, the provisions of this ARTICLE 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

          Section 12.8 ADMINISTRATIVE FEE. The Borrowers agree, jointly and severally, to pay to the Agent a quarterly administrative fee in an aggregate amount equal to Ten Thousand Dollars ($10,000), such fee payable on the Closing Date and on the last day of each Fiscal Quarter thereafter until the Termination Date.

                                    ARTICLE 13

                                   MISCELLANEOUS

        Section 13.1 EXPENSES. Each Borrower hereby agrees, jointly and severally, to pay on demand: (a) all costs and expenses of the Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents, including, without limitation, the fees and expenses of legal counsel for the Agent; (b) all costs and expenses of the Agent arising in connection the preparation, negotiation, execution and delivery of any and all amendments or other modifications to the Loan Documents, including, without limitation, the fees and expenses of legal counsel for the Agent; (c) all fees, costs and expenses of the Agent arising in connection with any Letter of Credit, including the

CREDIT AGREEMENT-Page 61

Agent's customary fees for amendments, transfers and drawings on Letters of Credit; (d) all costs and expenses of the Agent in connection with any Default and the enforcement of any Loan Document, including, without limitation, the fees and expenses of legal counsel for the Agent; (e) all reasonable fees, costs and expenses of any Bank (including legal fees and expenses of counsel to any Bank) arising in connection with an Event of Default; (f) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (g) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; and (h) all other costs and expenses incurred by the Agent in connection with any Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with any field examination, audit or appraisal in respect of the Borrowing Base, the Collateral or the records of the Borrowers and the Obligated Parties relating thereto.

          Section 13.2 INDEMNIFICATION. EACH BORROWER SHALL, JOINTLY AND SEVERALLY, INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY BREACH BY ANY BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (B) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY BORROWER, (C) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (D) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES (OTHER THAN FRANCHISE TAXES AND ANY OTHER TAX OR CHARGE IMPOSED ON THE INCOME OF SUCH INDEMNIFIED PARTY) IMPOSED ON THE AGENT OR ANY BANK IN RESPECT OF ANY LETTER OF CREDIT, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

          Section 13.3 LIMITATION OF LIABILITY. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and each Borrower and, by the execution of the Loan Documents to which it is a party, each Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by any Borrower or any Obligated Party in

CREDIT AGREEMENT-Page 62
connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

          Section 13.4 NO DUTY. Except as may otherwise be required by
SECTION 13.22, all attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower, any Obligated Party, any of the Borrowers' shareholders or any other Person.

          Section 13.5 NO FIDUCIARY RELATIONSHIP. The relationship between the Borrowers and the Obligated Parties on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with any Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrowers and the Obligated Parties on the one hand and the Agent and each Bank on the other and any Bank to be other than that of debtor and creditor.

          Section 13.6 EQUITABLE RELIEF. Each Borrower recognizes that in the event any Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Banks. Each Borrower therefore agrees that the Agent and the Banks, if the Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          Section 13.7 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

          Section 13.8   SUCCESSORS AND ASSIGNS.

               (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions, including any special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by a Bank, in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Letter of Credit Liabilities which it has made or in which it has a participating interest); PROVIDED, HOWEVER, that (i) such Bank's obligations under the Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrowers for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes and owner of its participation or other interests in Letter of Credit Liabilities for all purposes of any Loan Document, (iv) the Borrowers shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under any Loan Document, other than the right to vote upon or consent to (1) any increase of such Bank's Commitments,
(2) any reduction of the principal amount of, or interest to be paid on, the Loans or other Obligations of such Bank, (3) any reduction of any commitment fee, letter of credit fee, or other amount payable to such Bank under any Loan Document, or (4) any postponement of any

CREDIT AGREEMENT-Page 63
date for the payment of any amount payable in respect of the Loans or other Obligations of such Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Bank granting the participation). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

               (b) Each Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to one or more commercial banks, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) (herein an "Eligible Assignee") all, or a proportionate part of all, of its rights and obligations under the Loan Documents (including, without limitation, its Commitments and Loans and participation interests) (each an "Assignee"); PROVIDED, HOWEVER, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under the Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under the Loan Documents, the amount of the Commitment of the assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000), (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the assignor or assignee (and not any Borrower); and (iv) Parent and the Agent must consent to such assignment, which consent shall not be unreasonably withheld, with such consents to be evidenced by Parent's and the Agent's execution of the Assignment and Acceptance. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto). Notwithstanding the foregoing, at no time shall the aggregate amount of the Agent's share of the Loans and Commitments be less than any other Bank's share of the Loans and Commitments.

               (c) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to and Letter of Credit Liabilities participated in by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by Parent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee representing that it is an Eligible Assignee, together with any Notes subject to such

CREDIT AGREEMENT-Page 64
assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT "E" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Parent. Within five (5) Business Days after its receipt of such notice each Borrower, at their expense, shall execute and deliver to the Agent in exchange for the surrendered Note new Notes to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of EXHIBIT "A" hereto.

               (e) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Bank by or on behalf of such Borrower.

          Section 13.9 SURVIVAL. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrowers hereunder, the obligations of the Borrowers under ARTICLE 5 hereof and SECTIONS 13.1 and 13.2 hereof shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

          Section 13.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

          Section 13.11 AMENDMENTS. No amendment or waiver of any provision of any Loan Document to which any Borrower is a party, nor any consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and each Borrower and shall be in compliance with the Intercreditor Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall do any of the following: (i) increase the Commitments of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Bank affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Bank affected thereby, (iv) change any of the provisions of this SECTION or the definition of "Required Banks" or any other provision of any Loan Document specifying the number or percentage of Banks required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Bank or (v) release any Collateral or release any Borrower or any Obligated Party from liability without the consent of each Bank. Notwithstanding anything to the

CREDIT AGREEMENT-Page 65
contrary contained in this SECTION, no amendment waiver, or consent shall be made with respect to SECTIONS 2.7, SECTION 4.6 or ARTICLE 12 hereof without the prior written consent of the Agent.

          Section 13.12  MAXIMUM INTEREST RATE.

               (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "CONTRACT RATE") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

               (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this SECTION shall govern and prevail and neither the Borrowers nor the sureties, guarantors, successors, or assigns of the Borrowers shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to Parent. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrowers and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

          Section 13.13 NOTICES. All notices and other communications provided for in any Loan Document to which any Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for the Borrowers; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this SECTION. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to
SECTION 2.7 or 4.3 hereof shall not be effective until received by the Agent.

          Section 13.14 GOVERNING LAW, ETC. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America. This Agreement shall be performable for all purposes in New York City. Any action or proceeding against any Borrower or any Obligated Party under or in connection with any of the Loan Documents may be brought in any New York state or federal court in New York City. Each Borrower (and by its execution of the Loan

CREDIT AGREEMENT-Page 66

Documents to which it is a party, each Obligated Party) hereby irrevocably
(a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each Borrower (and by its execution of the Loan Documents to which it is a party, each Obligated Party) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of SECTION 13.13. Nothing herein or in any of the other Loan Documents shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or shall limit the right of the Agent or any Bank to bring any action or proceeding against any Borrower, any Obligated Party or any of their respective property in courts in other jurisdictions. Any action or proceeding by any Borrower or any Obligated Party against the Agent or any Bank shall be brought only in a court located in New York City.

          Section 13.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          Section 13.16 SEVERABILITY. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

          Section 13.17 HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

          Section 13.18 NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

          Section 13.19 CONSTRUCTION. Each Borrower, each Obligated Party (by its execution of the Loan Documents to which its is a party) the Agent and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

          Section 13.20 INDEPENDENCE OF COVENANTS. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

          Section 13.21 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

CREDIT AGREEMENT-Page 67

          Section 13.22 CONFIDENTIALITY. Agent and each Bank (each a "LENDING PARTY") agrees to keep any Designated Information (as defined below) delivered or made available by any Borrower to it confidential from anyone other than Persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; provided that nothing herein shall prevent any Lending Party from disclosing such Designated Information (a) to any other Lending Party, (b) to any other Person who agrees to be bound by provisions substantially similar to those contained in this SECTION if reasonably incidental to the administration of the credit facility provided herein, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority,
(e) which had been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (f) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party to the extent such information is necessary in such litigation, (g) to the extent necessary in connection with the exercise of any remedy hereunder,
(h) to such Lending Party's legal counsel and independent auditors who are made aware of the provisions of this SECTION 13.22, (i) to any Affiliate of such Lending Party solely in connection with this Agreement if such party is made aware of the provisions of this SECTION 13.22; and (j) subject to provisions substantially similar to those contained in this SECTION, to any actual or proposed participant or assignee of any of its rights and obligations under the Loan Documents in accordance with the terms hereof. The term "DESIGNATED INFORMATION" means any information which has been designated by Parent in writing as confidential.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                BORROWERS:
                                MARKETING SPECIALISTS CORPORATION
                                MARKETING SPECIALISTS SALES COMPANY

                                By:
                                     ----------------------------------------
                                     Name:
                                          -----------------------------------
                                     Authorized Officer for all Borrowers

                                PAUL INMAN ASSOCIATES, INC.
                                BROMAR, INC.

                                By:
                                     ----------------------------------------
                                     Name:
                                          -----------------------------------
                                     Authorized Officer for all Borrowers


                                ADDRESS FOR NOTICES TO ANY BORROWER:
                                17855 Dallas Parkway, Suite 200
                                Dallas, Texas  75287
                                Fax No.:  972-349-6448
                                Telephone No.: 972-349-____
                                Attention:     Timothy Byrd

CREDIT AGREEMENT-Page 68

Commitment:                     THE CHASE MANHATTAN BANK,
                                individually as a Bank and as the Agent

$16,666,666.67
                                By:
                                     ----------------------------------------
                                     George Louis McKinley
                                     Vice President

                                ADDRESS FOR NOTICES:
                                Asset Based Lending
                                633 ThiRd Avenue, 7th Floor
                                New YoRk, New York 10017-6764
                                Attention:     Credit Deputy
                                Fax No.:  212-622-5271
                                Telephone No.: 212-622-5227

                                LENDING OFFICE FOR BASE RATE
                                ACCOUNTS AND LIBOR ACCOUNTS:
                                633 Third Avenue
                                New York, New York 10017-6764


Commitment:                     CREDIT SUISSE/FIRST BOSTON

$16,666,666.67
                                By:
                                     ----------------------------------------
                                     Name:
                                          -----------------------------------
                                     Title:
                                          -----------------------------------

                                ADDRESS FOR NOTICES:

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------
                                Attention:
                                Fax No.:
                                Telephone No.:

                                LENDING OFFICE FOR BASE RATE
                                ACCOUNTS AND LIBOR ACCOUNTS:

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------
CREDIT AGREEMENT-Page 69

Commitment                      FLEET CAPITAL BANK

$16,666,666.66
                                By:
                                     ----------------------------------------
                                     Name:  Hance VanBeber
                                     Title:  Senior Vice President

                                ADDRESS FOR NOTICES:
                                Fleet Capital Corporation
                                2711 N. Haskell Avenue
                                Suite 2100, LB 21
                                Dallas, Texas  75204
                                Attention:  Mr. Hance VanBeber
                                Fax No.:  (214) 828-6530
                                Telephone No.:  (214) 828-6515

                                LENDING OFFICE FOR BASE RATE
                                ACCOUNTS AND LIBOR ACCOUNTS:
                                2711 N. Haskell
                                Suite 2100, LB 21
                                Dallas, Texas  75204

CREDIT AGREEMENT-Page 70

                               INDEX TO EXHIBITS


               EXHIBIT        DESCRIPTION OF EXHIBIT

               "A"            Note
               "B"            Compliance Certificate
               "C"            Borrowing Base Report
               "D"            Security Agreement
               "E"            Assignment and Acceptance
               "F"            Guaranty Agreement
               "G"            Receivables Report



                              INDEX TO SCHEDULES

               SCHEDULE       DESCRIPTION OF SCHEDULE

               1.1(a)         Previous Senior Debt
               1.1(b)         Monroe Litigation
               7.9            Debt Levels
               7.14           List of Subsidiaries
               9.1            Debt
               9.2            Existing Liens
               9.5            Existing Investments
               9.7            Permitted Affiliate Transactions


INDEX TO EXHIBITS AND SCHEDULES, Solo Page

                                    EXHIBIT "A"
                                         TO
                         MARKETING SPECIALISTS CORPORATION
                                  CREDIT AGREEMENT


                                        NOTE


Exhibit "A", Cover Page

                                        NOTE


$______________                                                 __, 20_

     FOR VALUE RECEIVED, the undersigned, MARKETING SPECIALISTS CORPORATION, a Delaware corporation, PAUL INMAN ASSOCIATES, INC., a Michigan corporation, MARKETING SPECIALISTS SALES COMPANY, a Texas corporation, and BROMAR, INC., a California corporation (collectively, the "Borrowers"), hereby promise, jointly and severally, to pay to the order of _________________________ (the "Bank"), at Agent's Principal Office, in lawful money of the United States of America and in immediately available funds, the principal amount of __________________________ and No/100 Dollars ($_____________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Borrowers under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The Borrowers hereby authorize the Bank to record in its records the amount of each Loan and Type of Accounts established under each Loan and all Continuations, Conversions and payments of principal in respect thereof, which records shall, in the absence of manifest error, constitute prima facie evidence of the accuracy thereof; PROVIDED, HOWEVER, that the failure to make such notation with respect to any such Loan or payment shall not limit or otherwise affect the obligations of the Borrowers under the Credit Agreement or this Note.

     This Note is one of the Notes referred to in the Credit Agreement dated as of March 30, 2000, among the Borrowers, the Bank, the other banks party thereto (the "Banks"), and THE CHASE MANHATTAN BANK as agent for the Banks (in such capacity, the "Agent" and such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement"), and evidences Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of Loans prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

     Except for any notices expressly required by the Loan Documents, the Borrowers and each obligor, surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Note, Page 1

                                MARKETING SPECIALISTS CORPORATION
                                PAUL INMAN ASSOCIATES, INC.
                                MARKETING SPECIALISTS SALES COMPANY
                                BROMAR, INC.


                                By:
                                    ------------------------------------------
                                    Name:
                                         -------------------------------------
                                         Authorized Officer for all Borrowers


Note, Page 2

                                     EXHIBIT "B"
                                         TO
                         MARKETING SPECIALISTS CORPORATION
                                  CREDIT AGREEMENT


                               COMPLIANCE CERTIFICATE



Exhibit "B", Cover Page

                                COMPLIANCE CERTIFICATE
                                       for the
                           quarter ending ________ __, ____


To:  The Chase Manhattan Bank
     633 Third Avenue, 7th Floor
     New York, New York  10017-6764

     with a copy to

     2200 Ross Avenue, 4th Floor
     Dallas, Texas  75201

     and each Bank

Ladies and Gentlemen:

     This Compliance Certificate (the "CERTIFICATE") is being delivered pursuant to Section 8.1(c) of that certain Credit Agreement (as amended, the "AGREEMENT") dated as of March 30, 2000 among MARKETING SPECIALISTS CORPORATION (the "PARENT") and certain of its subsidiaries (the "SUBSIDIARIES") and THE CHASE MANHATTAN BANK, as agent, and the Banks named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

          The undersigned, an authorized financial officer of the Parent, does hereby certify to the Agent and the Banks that:

1.       DEFAULT.

         No Default has occurred and is continuing or if a Default has occurred and is continuing, I have described on the attached Exhibit "A" the nature thereof and the steps taken or proposed to remedy such
         Default.
2.                                                                                              COMPLIANCE
        (a)  Annual audited financial  statements of Parent and the                       Yes      No      N/A
             Subsidiaries on a consolidated basis and within 90 days
             after the end of each Fiscal Year.

        (b)  Monthly unaudited financial statements of Parent and the                     Yes      No      N/A
             Subsidiaries on a consolidated basis and within the
             applicable days after each month end.

        (c)  Weekly Receivable Reports each Monday.                                       Yes      No      N/A

        (d)  Monthly Borrowing Base Report 20 days after each month end.                  Yes      No      N/A

        (e)  Annual projections within 45 days after the beginning of                     Yes      No      N/A
             each Fiscal Year.

3.      SECTION 9.1 - Debt

        No Additional Debt except:

        (a)  Purchase money not to exceed:                                  $3,000,000    Yes              No
             Actual Outstanding:                                            $________

Compliance Certificate, Page 1 of 3

        (b)  Other Debt not to exceed                                       $2,000,000    Yes              No
             Actual Outstanding:                                            $________

4.      SCHEDULE 10.1 - Minimum Fixed Charges Coverage Ratio

        (a)  EBITDA for last 4 Fiscal Quarters
            (i)  Net Income                                                 $________
           (ii)  Plus taxes included and interest deducted                  $________
          (iii)  Plus amortization and depreciation                         $________
           (iv)  Plus other noncash charges not included in (ii) or (iii)   $________
            (v)  Minus Capital Expenditures                                 $________
           (vi)  EBITDA [4(a)(i) plus 4(a)(ii) plus 4(a)(iii) plus
                 4(a)(iv) minus4(a)(v)]                                     $________

        (b)  Scheduled amortization of Debt for last 4 Fiscal Quarters
             plus cash interest plus cash taxes                             $________

        (c)  Actual Fixed Charges Coverage Ratio: 4(a)(vi) ) 4(b) =         ____:1.00
                                                                                          Yes                 No
        (d)  Minimum Fixed Charges Coverage Ratio:                          ____:1.00

5.      SECTION 10.2 - Maximum Debt to EBITDA Ratio

        (a)  Adjusted EBITDA
            (i)    EBITDA                                                   $________
           (ii)    Plus applicable adjustments per Credit Agreement         $________
          (iii)    Adjusted EBITDA                                          $________

        (b)  Principal amount of consolidated Debt                          $________

        (c)  Actual Debt to Adjusted EBITDA Ratio:  5(a)(iii) ) 5(b) =      ____:1.00
                                                                                          Yes                 No
        (d)  Maximum Debt to Adjusted EBITDA Ratio:                         ____:1.00

6.      SECTION 10.4 - Minimum Interest Coverage Ratio

        (a)  EBITDA for applicable period

            (i)  Net Income                                                 $________
           (ii)  Plus taxes included and interest deducted                  $________
          (iii)  Plus amortization and depreciation                         $________
           (iv)  Plus other noncash charges not included in (ii) or
                 (iii)                                                      $________
            (v)  6(a)(i) plus 6(a)(ii) plus 6(a)(iii) plus 6(a)(iv)
                                                                            $________
        (b)  Consolidated cash interest expense for applicable period                     Yes                 No

        (c)  Actual Interest Coverage Ratio: 6(a) ) 6(b) =                  ____:1.00

        (d)  Minimum Interest Coverage Ratio:                               ____:1.00

Compliance Certificate, Page 2 of 3

7.      SECTION 10.5 - Minimum EBITDA

        (a)  Minimum Required EBITDA for period                             $________
                                                                                          Yes                 No
        (b)  Actual EBITDA                                                  $________

8.      SECTION 10.6- Capital Expenditures Limit

        (a)  Yearly Limit for current Measurement Period                    $________

        (b)  Carryover Amount                                               $________

        (c)  Capital Expenditure Limit: 8(a) plus 8(b)                      $________
                                                                                          Yes                 No
        (d)  Actual Capital Expenditures to date                            $________

        (e)  Carryover Amount (8(a)- 8(d))
                                                                            $________
9.      Section 3.2- Determination of Margin and Fees

       (a)   Leverage Ratio

             (i) Non-Subordinated Debt                                      $________
            (ii) Adjusted EBITDA for last 4 Fiscal Quarters                 $________
           (iii) Leverage Ratio (9(a) divided by 9(a)(ii))                   ___:1.00

       (b) Set forth below are new margins and fees in accordance with Section 3.2:

             (i) Base Margin                                                _________%
            (ii) Libor Rate Margin                                          _________%

10.     ATTACHED SCHEDULES

        Attached  hereto as schedules are the  calculations  supporting  the  computation  set forth above in this
        Certificate. All information contained herein and on the attached schedules is true and correct.

11.     FINANCIAL STATEMENTS

        The  unaudited  financial  statements  attached  hereto  were  prepared  in  accordance  with GAAP (or the generally  accepted  accounting  principles of the jurisdiction of organization of the applicable  Person)
        and fairly present  (subject to year end audit  adjustments)  the financial  conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

12.     In the interest of any conflict  between this  Compliance  Certificate  and the  Agreement,  the Agreement
        shall control.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this _______ day of ____________.

                                        MARKETING SPECIALISTS CORPORATION

                                        By:
                                              ---------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------
Compliance Certificate, Page 3 of 3

                                   EXHIBIT "C"
                                       TO
                        MARKETING SPECIALISTS CORPORATION
                                CREDIT AGREEMENT


                              BORROWING BASE RQPORT


Exhibit "C" Cover Page

                              BORROWING BASE REPORT

TO:  The Chase Manhattan Bank, as agent
     633 Third Avenue, 7th Floor
     New York, New York  10017-6764

     and each Bank

Ladies and Gentlemen:

     This Borrowing Base Report for the __________ ending ____________________, 20__ (the "Period") is executed and delivered by Marketing Specialists Corporation (the "Parent") to THE CHASE MANHATTAN BANK (the "Agent"), pursuant to that certain Credit Agreement dated as of March ___, 2000, among the Parent and certain of its Subsidiaries, the Agent and the Banks named therein. All terms used herein shall have the meanings assigned to them in the Credit Agreement (as amended to the date hereof, the "Credit Agreement").

     The Parent represents and warrants to the Agent and the Banks that all information contained herein is true, correct, and complete, and that the total Eligible Accounts referred to below represent the Eligible Accounts that qualify for purposes of determining the Borrowing Base under the Credit Agreement. The Parent also represents and warrants that all figures listed below or attached hereto have been calculated based on the provisions of the Credit Agreement. The Parent further represents and warrants to the Agent and the Banks that attached hereto are SCHEDULES 1-8 showing the Borrowing Base for each Borrower and the following Receivables reports: (a) as EXHIBIT A, a list of all Receivables of the Borrower as of the last day of the Period, showing all Receivables aged in 30, 60, 90 and 120 day intervals and specifying the balance due for account debtor; (b) as EXHIBIT B, a sales report summary of the Borrower for the Period; (c) as EXHIBIT C, a collections report (including lockbox activity statement) for the Period; and
(d) as EXHIBIT D, a customer credit report for the Period.

     The Parent represents and warrants to the Agent and the Banks that the representations and warranties of the Borrowers contained in ARTICLE 7 of the Credit Agreement and contained in the other Loan Documents are true and correct on and as of the date of this Borrowing Base Report as if made on and as of the date hereof except to the extent that such representations and warranties speak to a specific date, and that no Default has occurred and is continuing.

BORROWING BASE SUMMARY:

         Individual Borrowing Base of:

     1.  Marketing Specialists Corporation...............................................      $__________
     2.  Paul Inman Associates, Inc......................................................      $__________
     3.  Marketing Specialists Sales Company.............................................      $__________
     4.  Bromar, Inc.....................................................................      $__________
         Aggregate Borrowing Base........................................................      $__________

         OUTSTANDING REVOLVING CREDIT SUMMARY:

        Outstanding Revolving Credit of:

Borrowing Base Report, Page 1

     1.  Marketing Specialists Corporation...............................................      $__________
     2.  Paul Inman Associates, Inc......................................................      $__________
     3.  Marketing Specialists Sales Company.............................................      $__________
     4.  Bromar, Inc.....................................................................      $__________

         Aggregate Borrowing Base........................................................      $__________

         AGGREGATE AVAILABLE CREDIT
         (Lesser of Aggregate Borrowing Base
         and the Commitments LESS Aggregate
         Outstanding Revolving Credit)...................................................      $__________


In the event of any conflict between this Borrowing Base Report and the Credit Agreement, the Credit Agreement shall control.

Date:    __________, 20__.
                                     PARENT:


                                     MARKETING SPECIALISTS CORPORATION


                                     By:
                                        --------------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------





Borrowing Base Report, Page 2

                                  Schedule ____
                                       to
                              Borrowing Base Report
                        Marketing Specialists Corporation

                              Borrowing Base Report
                                       for
                               [NAME OF BORROWER]












Schedule ___ to Borrowing Base Report, Cover Page

ELIGIBLE ACCOUNTS:

1.      Gross Receivables
        (a) Ending balance as of prior period ending _______, 20___
            (I.E., DATE OF LAST BORROWING BASE REPORT OR 12/31/99 IF
            FIRST BORROWING BASE REPORT ................................................                  $__________
        (b) Collections on Receivables since prior period end...........................                  $__________
        (c) Other credits on Receivables since prior period end.........................                  $__________
        (d) Receivables generated since prior period end................................                  $__________
        (e) Other debits since prior period end.........................................                  $__________
        (f) Gross Receivables for period ending ______, 20___ (the sum of
            1(a) minus 1(b) minus 1(c) plus 1(d) plus 1(e)) ............................                  $__________
2.      Less:  Ineligible Receivables (determined pursuant to the definition of Eligible
        Account in the Credit Agreement, without duplication)...........................                  $__________
        (a) Receivables not in compliance with all applicable laws, rules and regulations,
            including without limitation, usury laws....................................                  $__________
        (b) Receivables outstanding for more than 120 days after the original date of
            invoice or 90 days past due.................................................                  $__________
        (c) Receivables arising from unenforceable contracts or where applicable Borrower is in default..................................................................
        (d) The services reflected on the applicable invoice have not been completed or
            goods not delivered or amounts are not properly billable....................                  $__________
        (e) Receivables subject to defects in title or is subject to any Lien except Liens
            in favor of the Agent.......................................................                  $__________
        (f) Receivable is not subject to a first perfected Lien in favor of the Agent or is
            not payable to a Lockbox Account covered by an agency account agreement.....                  $__________
        (g) account debtor is insolvent or the subject of any bankruptcy or insolvency proceeding or has made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due,
            or suffered a receiver or trustee to be appointed for any of its assets affairs               $__________
        (h) Receivable is evidenced by chattel paper or any instrument..................                  $__________
        (i) Borrower's performance of the contract to which the Receivable relates is
            assured by a performance, completion, or other bond.........................                  $__________
        (j) Receivable is owed by an Affiliate of the Borrower or a director, officer,
            agent, stockholder or employee of such Borrower or by one Borrower to another                 $__________
        (k) Receivables not payable in Dollars..........................................                  $__________
        (l) Account debtor or other Person obligated on such Receivable is not domiciled in               $__________
            the United States and the Receivable is not backed by a satisfactory letter of credit issued or confirmed by a bank located in the United States or insured by insurance...................................................................
        (m) More than 50% of aggregate amount of Receivables owed by the account debtor to                $__________
            any Borrower are more than 90 days past due.................................

Schedule ___ to Borrowing Base Report, Page 1

        (n) Account debtor is a Government Authority and the Federal Assignment of Claims                 $__________
            Act of 1940 or similar statute have not been complied to the satisfaction of the
            Agent ......................................................................
        (o) Receivable charged or written off as uncollectible in accordance with  GAAP.                  $__________
        (p) Failure to file Notice of Business Activity Report..........................                  $__________
        (q) Goods of sale not owned, not delivered on a absolute sale basis or returned or                $__________
            rejected..............................................................
        (r) Receivable arises from sale of a perishable agricultural commodity or livestock owned and purchased by the Borrower for its own account.....................
        (s) Receivable is an Excluded Account...........................................                  $__________
3.      Total Ineligible Accounts (total 2(a) through (s))..............................                  $__________
4.      Contra accounts.................................................................                  $__________
5.      Setoffs, counterclaims, etc. by account debtors.................................                  $__________
6.      Retainage by account debtors....................................................                  $__________
7.      Accounts subject to 10% rule....................................................                  $__________
8.      Accounts not eligible due to sale of Borrower...................................                  $__________
9.      TOTAL ELIGIBLE ACCOUNTS (1(f) minus 3 through 8)................................                  $__________
                                                                                                           ==========

BORROWING BASE

10.     Unapplied Cash..................................................................                  $__________
11.     Net Eligible Accounts (Line 9 minus Line 10)....................................                  $__________
12.     85% (or if such other percentage as may apply as determined in accordance with the
        Credit Agreement) of line 11....................................................                  $__________
13.     Pledged cash....................................................................                  $__________
14.     Reserves established by the Agent...............................................                  $__________
15.     BORROWING BASE as of the date hereof
        (line 12, plus line 13 minus line 14)...........................................                  $__________

AVAILABLE CREDIT:

16.     Outstanding Revolving Credit....................................................                $____________
        (a) Loans.......................................................................                $____________
        (b) Letter of Credit Liabilities................................................                $____________
        (c) TOTAL (16(a) plus 16(b))....................................................                $____________

17.     AVAILABLE CREDIT AMOUNT [(the lesser of the amount of the Commitments or line 15
        minus line 16 (c))].............................................................                $____________

Schedule ___ to Borrowing Base Report, Page 2

                                   EXHIBIT "D"
                                       TO
                        MARKETING SPECIALISTS CORPORATION
                                CREDIT AGREEMENT

                               SECURITY AGREEMENT























Exhibit "D", Cover Page

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") dated as of March 30, 2000, is by and among MARKETING SPECIALISTS CORPORATION, a Delaware corporation, PAUL INMAN ASSOCIATES, INC., a Michigan corporation, MARKETING SPECIALISTS SALES COMPANY, a Texas corporation, and BROMAR, INC., a California corporation (each individually a "Debtor" and collectively, the "Debtors") and THE CHASE MANHATTAN BANK, as agent for the Banks as that term is defined below (the "Secured Party").

                                R E C I T A L S:

         The Debtors are entering into that certain Credit Agreement dated as of even date herewith with the banks parties thereto (each individually a "Bank" and collectively, the "Banks"), and the Secured Party, as agent for the Banks (such agreement as it may be amended or otherwise modified from time to time herein as the "Credit Agreement"). The execution and delivery of this Agreement is a condition to Secured Party and each Bank entering into the Credit Agreement and making the extensions of credit thereunder.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Party and Banks to make the Loans and issue the Letters of Credit under the Credit Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

                  "ACCOUNT" means any "account," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor:
         (a) all rights of the Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of the Debtor, (c) all rights of the Debtor to receive any payment of money or other form of consideration including, without limitation, all Payment Intangibles, (d) all security pledged, assigned or granted to or held by the Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, (f) all rights of the Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale, (g) all rights to brokerage commissions; and (h) all other Supporting Obligations, including any applicable Letter of Credit Rights.

                  "CHATTEL PAPER" means any "chattel paper," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor.

                  "COLLATERAL" has the meaning specified in SECTION 2.1 of this Agreement.

                  "DEPOSIT ACCOUNTS" means any and all deposit accounts or other bank accounts now owned or hereafter acquired or opened by the Debtor, and any account which is a replacement or

Security Agreement, Page 1
         substitute for any of such accounts including, without limitation, those deposit accounts identified on Schedule 3.2.

                  "DOCUMENT" means any "document," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by the Debtor.

                  "FINANCIAL ASSETS" means any "financial asset," as such term is defined in the UCC.

                  "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor and, (a) in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (i) all of the Debtor's the books and records, including without limitation, all books and records, computer runs, invoices, tapes, processing software, processing contracts (such as contracts for computer time and services) and any computer prepared information, tapes, or data of every kind and description, whether in the possession of any Debtor or in the possession of third parties and all of each Debtor's other data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes, rights of the Debtor to retrieve data and other information from third parties and other data of every kind and description, to the extent that they indicate, summarize or evidence, or otherwise relate to, the Accounts or Inventory, whether in the possession of any Debtor or in the possession of any third party.; (ii) all of the Debtor's contract rights, including, without limitation, all of Debtor's right, title and interest in and to the Lockbox Agreements which include, without limitation, the following: (A) all rights of the Debtor to receive moneys due and to become due under or pursuant to such agreements, (B) all rights of the Debtor to receive proceeds of any insurance, indemnity, warranty, guaranty, or other Supporting Obligations with respect to such agreements, (C) all claims of the Debtor for damages arising out of or for breach of or default under such agreements, and (D) all rights of the Debtor to terminate such agreements, to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder; (iii) all rights of the Debtor to payment under letters of credit and similar agreements, including without limitation, all letter of credit rights;
         (iv) all choses in action and causes of action of the Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor, including without limitation, all commercial tort claims; and (v) all rights of the Debtor under any insurance, surety or similar contract or arrangement and (b) shall specifically exclude any Intellectual Property.

                  "INSTRUMENT" means any "instrument," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances of the Debtor, whether now owned or hereafter acquired.

                  "INTELLECTUAL PROPERTY" means the Trademarks and Trademark Licenses.

                  "INVENTORY" means any "inventory," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor:
         (a) all goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, inventory, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping

Security Agreement, Page 2
         materials of the Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by the Debtor; and (e) all Documents evidencing any of the foregoing.

                  "INVESTMENT PROPERTY" means any "investment property" as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) any security, whether certificated or uncertificated; (b) any security entitlement; (c) any securities account (including, without limitation, those described on SCHEDULE 3.2); (d) any commodity contract; and (e) any commodity account (including, without limitation, those described on Schedule 3.2), PROVIDED, however, that Investment Property shall not include any Equity Interests issued by Subsidiaries.

                  "LETTER OF CREDIT RIGHTS" means "letter of credit rights," as such term is defined in the UCC.

                  "LOCKBOX ACCOUNTS" shall mean the lockbox accounts described on SCHEDULE 3.2 and any other accounts established pursuant to the Lockbox Agreements in which all funds received pursuant to the Lockbox Agreements shall be deposited.

                  "LOCKBOX AGREEMENTS" shall mean the lockbox or other agreements described on SCHEDULE 3.2 and any lockbox or other agreement entered into by a Debtor, with the Secured Party, any Bank or any other depository institution acceptable to the Secured Party, pursuant to which a lockbox and deposit account shall be established for a Debtor into which payments on such Debtor's accounts or other Collateral shall be sent and deposited, each in form and substance satisfactory to the Secured Party, as the same may be amended or otherwise modified.

                  "OBLIGATIONS" means, with respect to each Debtor, all "Obligations" (as defined in the Credit Agreement) for which such Debtor is obligated under the terms of the Credit Agreement, as determined in accordance with Section 4.13 of the Credit Agreement.

                  "PAYMENT INTANGIBLES" means "payment intangibles" as such term is defined in the UCC.

                  "PROCEEDS" means any "proceeds," as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral and all other Payment Intangibles relating thereto.

                  "SUPPORTING OBLIGATIONS" means "supporting obligations" as such term is defined in the UCC.

                  "TRADEMARK LICENSE" means any written agreement now or hereafter in existence granting to the Debtor any right to use any Trademark, including, without limitation, the agreements identified on
         SCHEDULE 3.5.

                  "TRADEMARKS" means all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks,

Security Agreement, Page 3
         logos, other business identifiers, prints and labels on which any of the foregoing appear, all registrations and recordings thereof and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those described in
         SCHEDULE 3.5; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by the Debtor.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time and for purpose of the definitions contained in this SECTION 1.1 and the last sentence of SECTION 1.2, includes the Revised Article 9 of the Uniform Commercial Code included in the 1998 official text of the Uniform Commercial Code as approved by the American Law Institute in 1998 and the National Conference of Commissioners on Uniform State Laws in 1999 ("Revised Article 9"). For purposes of this SECTION 1.1 and the last sentence of SECTION 1.2, in the event of any difference between the Uniform Commercial Code as in effect in the State of New York and Revised Article 9, Revised Article 9 shall control. For purposes of all provisions of this Agreement other than this SECTION 1.1 and the last sentence of SECTION 1.2, if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

         Section 1.2. OTHER DEFINITIONAL PROVISIONS. Terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the meanings therefor specified in the Credit Agreement. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located. Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have the meanings determined in accordance with the UCC.

                                    ARTICLE 2

                                SECURITY INTEREST

         Section 2.1 SECURITY INTEREST. (a) As collateral security for the prompt payment and performance in full when due of its Obligations (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges and assigns to the Secured Party, and grants to the Secured Party a continuing lien on and security interest in, all of its right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "COLLATERAL"):

         (i)      all Accounts;

Security Agreement, Page 4

         (ii)     all Inventory;

         (iii) all Deposit Accounts and all funds, certificates, Documents, Instruments, checks, drafts, wire transfer receipts and other earnings, profits or other Proceeds from time to time representing, evidencing, deposited into or held in the Deposit Accounts; and

         (iv) all Instruments, Financial Assets, other Investment Property, Documents, Chattel Paper, General Intangibles, products and Proceeds evidencing title to, or the right to possession of, arising from the sale or other disposition of, necessary for or used in connection with the production, manufacture, sale or other disposition of, or otherwise relating to, or arising or created out of the property described in clauses (i) through (iii) of this SECTION 2.1.

(b) Secured Party disclaims any lien, pledge or security interest in equipment, fixtures, Intellectual Property, real estate, insurance policies (other than insurance specifically relating to a loss with respect to the Collateral) or stock of subsidiaries or any Proceeds thereof (other than proceeds of insurance specifically relating to a loss with respect to the Collateral).

         Section 2.2. DEBTOR REMAINS LIABLE. Notwithstanding anything to the contrary contained herein, (a) each Debtor shall remain liable under the documentation included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights or remedies hereunder shall not release any Debtor from any of its duties or obligations under such documentation, (c) the Secured Party shall not have any obligation under any of such documentation included in the Collateral by reason of this Agreement, and (d) the Secured Party shall not be obligated to perform any of the obligations of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         To induce the Secured Party and the Banks to enter into this Agreement and the Credit Agreement, each Debtor represents and warrants to the Secured Party and the Banks that:

         Section 3.1 LOCATION OF INVENTORY; THIRD PARTIES IN POSSESSION. All of its Inventory is located at the places specified in SCHEDULE 3.1 for such Debtor. SCHEDULE 3.1 correctly identifies the landlords or mortgagees, if any, of each location identified in SCHEDULE 3.1 currently leased or owned by such Debtor. No Persons other than such Debtor and Secured Party has possession of any of the Collateral except as disclosed on SCHEDULE 3.1 and SCHEDULE 3.2. For each third Person in possession of Collateral identified on SCHEDULE 3.1,
SCHEDULE 3.1 identifies the Person, the address where the Collateral is held and the capacity in which such Person holds the Collateral. None of its Collateral has been located in any location within the past four months other than as set forth on SCHEDULE 3.1.

         Section 3.2 DEPOSIT, COMMODITY AND SECURITIES ACCOUNTS. SCHEDULE 3.2 correctly identifies all of its lockbox agreements and all deposit, commodity and securities accounts and the institutions holding such accounts. No Person other than such Debtor has control over any deposit, commodity or securities account or any Investment Property.

Security Agreement, Page 5

         Section 3.3 OFFICE LOCATIONS; FICTITIOUS NAMES; PREDECESSOR COMPANIES. Its chief place of business, its chief executive office and its jurisdiction of organization is located at the places identified for it on SCHEDULE 3.1. Within the last four months it has not had any other chief place of business, chief executive office or jurisdiction of organization except as disclosed on SCHEDULE
3.1. It does not do business nor has it done business during the past five years under any trade-name or fictitious business name except as disclosed on SCHEDULE
3.3. SCHEDULE 3.3 sets forth an accurate list of all names of all predecessor companies of such Debtor including the names of any entities it acquired (by stock purchase, asset purchase, merger or otherwise) and the chief place of business and chief executive officer of each such predecessor company. For purposes of the foregoing, a "predecessor company" shall mean, with respect to a Debtor, any Person whose assets or Equity Interests are acquired by the Debtor or who was merged with or into the Debtor within the last four months prior to the Closing Date.

         Section 3.4 DELIVERY OF COLLATERAL. Except as provided by SECTION 4.2, it has delivered to Secured Party all Collateral the possession of which is necessary to perfect the security interest of Secured Party therein.

                                    ARTICLE 4

                                    COVENANTS

         Each Debtor covenants and agrees with the Secured Party that until the Obligations are paid and performed in full, all commitments of the Secured Party and the Banks to any Debtor have expired or have been terminated and no Letter of Credit remains outstanding:

         Section 4.1 ACCOUNTS. It shall, in accordance with its customary business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. Without the prior written consent of the Secured Party, it shall not, outside the ordinary course of business or after the occurrence and during the continuance of an Event of Default: (a) grant any extension of time for any payment with respect to any of the Accounts beyond 120 days after such payment's due date, (b) compromise, compound, or settle any of the Accounts for less than the full amount thereof, (c) release, in whole or in part, any Person liable for payment of any of the Accounts, (d) allow any credit or discount for payment with respect to any Account other than trade or other customary discounts granted in the ordinary course of business, or (e) release any Lien or guaranty securing any Account unless the Account has been paid.

         Section 4.2 FURTHER ASSURANCES. At any time and from time to time, upon the request of the Secured Party, and at its sole expense, it shall, subject to the exceptions to the creation, perfection and/or protection of Liens permitted by Section 8.10 of the Credit Agreement, promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Secured Party may reasonably deem necessary or appropriate to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, it shall upon reasonable request by the Secured Party but subject to the exceptions to the creation, perfection and/or protection of Liens permitted by Section 8.10 of the Credit Agreement, (a) execute and deliver to the Secured Party such financing statements as the Secured Party may from time to time require (Debtor also hereby authorizes Secured Party to file such financing statements without Debtor's signature naming it as debtor, Secured Party as secured party and describing the Collateral as Secured Party may deem appropriate); (b) take such action as the Security Party may request to permit the Secured Party to have control over each deposit account and any Investment Property; (c) deliver to the Secured Party all Collateral the possession of which is necessary to perfect the security interest therein, duly endorsed and/or accompanied by duly executed instruments of transfer or

Security Agreement, Page 6
assignment, all in form and substance satisfactory to Secured Party; EXCEPT THAT, prior to the occurrence of a Default and when no Default exists, a Debtor may: (i) retain any letters of credit (other than those securing Accounts) received in the ordinary course of business, (ii) retain and utilize in the ordinary course of business all dividends, distributions and interest paid in respect to any of the Investment Property, and (iii) retain any Documents received and further negotiated in the ordinary course of business; and (d) execute and deliver to the Secured Party such other agreements, documents and instruments as the Secured Party may reasonably require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Loan Documents.

         Section 4.3 THIRD PARTIES IN POSSESSION OF COLLATERAL. Other than in connection with repairs or maintenance to such Collateral, and subject to the terms of Section 8.10 of the Credit Agreement, it shall not permit any third Person (including any warehouseman, bailee, agent, consignee or processor) to hold any Collateral, unless it shall: (i) notify such third Person of the security interests created hereby; (ii) instruct such Person to hold all such Collateral for Secured Party's account subject to Secured Party's instructions; and (iii) take all other actions the Secured Party reasonably deems necessary to perfect and protect its and such Debtor's interests in such Collateral pursuant to the requirements of the UCC of the applicable jurisdiction where the warehouseman, bailee, consignee, agent, processor or other third Person is located (including the filing of a financing statement in the proper jurisdiction naming the applicable third Person as debtor and the applicable Debtor as secured party and notifying the third Person's secured lenders of Debtor's interest in such Collateral before the third Person receives possession of the Collateral in question).

         Section 4.4 CORPORATE CHANGES. It shall not change its name, identity, jurisdiction of organization or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless it shall have given the Secured Party thirty (30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by the Secured Party to protect its Liens and the perfection and priority thereof required by the Loan Documents. It shall not change its principal place of business, chief executive office or the place where it keeps its books and records unless it shall have given the Secured Party thirty (30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by the Secured Party to cause its security interest in the Collateral to be perfected with the priority required by the Loan Documents.

         Section 4.5 INVENTORY. It shall keep its Inventory at (or in transit to) any of the locations specified on SCHEDULE 3.1 hereto as a location of such Debtor or, upon thirty (30) days prior written notice to the Secured Party, at such other places within the United States of America where all action required to perfect the Secured Party's security interest in such Collateral with the priority required by the Loan Documents shall have been taken.

         Section 4.6 WAREHOUSE RECEIPTS NON-NEGOTIABLE. It agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7.104 of the UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to the Secured Party.

         Section 4.7 VOTING RIGHTS; DISTRIBUTIONS, ETC. So long as no Event of Default exists, it shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications) pertaining to any of the Investment Property; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Secured Party which would be inconsistent with or violate any provision of this Agreement or any other Loan Document.

Security Agreement, Page 7

         Section 4.8 INTELLECTUAL PROPERTY COVENANTS. Debtor shall not abandon any trademark application or any other Intellectual Property which is necessary for the conduct of Debtor's business without the prior written consent of Secured Party.

         Section 4.9 LOCKBOX OF PROCEEDS. It shall instruct all customers and other Persons obligated with respect to all of its Accounts and other Collateral to make all payments with respect thereto to a post office box or boxes in accordance with the terms of one or more of the Lockbox Agreements. It shall irrevocably instruct each depository bank who has entered into a Lockbox Agreement and who receives proceeds of its Accounts to remit all proceeds of such payments directly to Secured Party on a daily basis by automated clearing house debit directly for credit to the Concentration Account or by wire transfer to Secured Party for application in accordance with the Credit Agreement. Any income received by the Secured Party with respect to the balance from time to time standing to the credit of the Concentration Account shall remain, or be deposited, in the Concentration Account. In addition to the foregoing, it agrees that if any Proceeds (including, without limitation, the payments made in respect of Accounts) shall be received by it, it shall as promptly as possible deposit such Proceeds into the Concentration Account. Until so deposited, all such Proceeds shall be held in trust by such Debtor for the benefit of the Secured Party and shall be segregated from any other funds or property of such Debtor.

         Section 4.10 DEPOSIT, COMMODITY AND SECURITY ACCOUNTS. It shall not amend or modify any Lockbox Agreement. It shall not open any new deposit, commodity or security account or otherwise utilize any deposit account other than the Contribution Account, the Disbursement Account and the other deposits accounts disclosed on Schedule 3.2 unless it shall have given the Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Secured Party to cause its security interest therein to be perfected with priority required by the Loan Documents. Prior to the occurrence and continuance of an Event of Default, it may make purchases and sales of Investment Property and Financial Assets in accordance with the restrictions on investment set out in the Credit Agreement provided that at no time shall it purchase or acquire marketable securities or open or maintain any commodity or security accounts. After the occurrence and during the continuance of an Event of Default it shall not be authorized to make purchases and sales of the Investment Property or Financial Assets and it shall take such steps as Secured Party may reasonably request to give Secured Party control over all Investment Property. It will not give any party control over any Investment Property or Financial Assets.

         Section 4.11 COMMERCIAL TORT CLAIMS. It will grant to Secured Party a security interest in any commercial tort claim that arises after the date hereof that relates to or arises out of the Collateral or the conduct of the Debtor's business in relation thereto.




Security Agreement, Page 8

                                    ARTICLE 5

                           RIGHTS OF THE SECURED PARTY

         Section 5.1 POWER OF ATTORNEY. EACH DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE SECURED PARTY AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF SUCH DEBTOR OR IN ITS OWN NAME, TO TAKE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF A DEFAULT, ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH THE SECURED PARTY AT ANY TIME AND FROM TIME TO TIME DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH DEBTOR HEREBY GIVES THE SECURED PARTY THE POWER AND RIGHT ON BEHALF OF SUCH DEBTOR AND IN ITS OWN NAME TO DO ANY OF THE FOLLOWING AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF A DEFAULT, WITH NOTICE TO SUCH DEBTOR BUT WITHOUT THE CONSENT OF ANY DEBTOR:

                  (i) to demand, sue for, collect or receive, in the name of the Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

                  (ii) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

                  (iii) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Secured Party or as the Secured Party shall direct (Debtor agrees that if any Proceeds of any Collateral (including payments made in respect of Accounts) shall be received by it while an Event of Default exists, it shall promptly deliver such Proceeds to the Secured Party with any necessary endorsements, and until such Proceeds are delivered to the Secured Party, such Proceeds shall be held in trust by such Debtor for the benefit of the Secured Party and shall not be commingled with any other funds or property of such Debtor); (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Secured Party may determine; (H) to add or release any guarantor, endorser, surety or other party to any of the Collateral; (I) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (J) to grant or issue any exclusive or nonexclusive license under or with respect to any of the Intellectual Property (subject to the rights of third parties under pre-existing licenses); (K) to endorse the Debtor's name on all applications, documents,

Security Agreement, Page 9
papers and instruments necessary or desirable in order for the Secured Party to use any of the Intellectual Property; (L) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and the Debtors' expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Secured Party's security interest therein.

         THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 7.11. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither the Secured Party nor any Person designated by the Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law, except any of the same resulting from its or their gross negligence or willful misconduct. This power of attorney is conferred on the Secured Party solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

         Section 5.2 ASSIGNMENT BY THE SECURED PARTY. The Secured Party and each Bank may at any time assign or otherwise transfer all or any portion of their rights and obligations under this Agreement and the other Loan Documents (including, without limitation, the Obligations) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement, and such Person shall thereupon become vested with all the benefits thereof granted to the Secured Party and the Banks, respectively, herein or otherwise.

         Section 5.3 POSSESSION; REASONABLE CARE. The Secured Party may, from time to time, in its sole discretion, appoint one or more agents to hold physical custody, for the account of the Secured Party, of any or all of the Collateral that the Secured Party has a right to possess. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                                    ARTICLE 6

                                     DEFAULT

         Section 6.1 RIGHTS AND REMEDIES. If an Event of Default shall have occurred and be continuing, the Secured Party shall have the following rights and remedies:

                  (i) In addition to all other rights and remedies granted to the Secured Party in this Agreement or in any other Loan Document or by applicable law, the Secured Party shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral). Without limiting the generality of the foregoing, the Secured Party may (A) without demand

Security Agreement, Page 10
or notice to any Debtor, collect, receive or take possession of the Collateral or any part thereof and for that purpose the Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable or otherwise as may be permitted by law. The Secured Party shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of any Debtor, which right or equity of redemption is hereby expressly waived and released by each Debtor. Upon the request of the Secured Party, the Debtors shall assemble the Collateral and make it available to the Secured Party at any place designated by the Secured Party that is reasonably convenient to the Debtors and the Secured Party. Each Debtor agrees that the Secured Party shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall, jointly and severally, be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys' fees, legal expenses and other costs and expenses incurred by the Secured Party in connection with the collection of the Obligations and the enforcement of the Secured Party's rights under this Agreement. The Debtors shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral applied to the Obligations are insufficient to pay the Obligations in full. The Secured Party may apply the Collateral against the Obligations as provided in the Credit Agreement. Each Debtor waives all rights of marshalling, valuation and appraisal in respect of the Collateral. Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and then or at any time thereafter applied in whole or in part by the Secured Party against, the Obligations in the order permitted by the Credit Agreement. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by the Secured Party and remaining after payment in full of all the Obligations shall be promptly paid over to the Debtors or to whomsoever may be lawfully entitled to receive such surplus; PROVIDED THAT the Secured Party shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

                  (ii) The Secured Party may cause any or all of the Collateral held by it to be transferred into the name of the Secured Party or the name or names of the Secured Party's nominee or nominees.

                  (iii) The Secured Party may exercise any and all rights and remedies of any Debtor under or in respect of the Collateral, including, without limitation, any and all rights of any Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral. Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies and other instruments as the Secured Party may reasonably request for the purpose of enabling the Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this clause (iii) and to receive the dividends, interest and other distributions which it is entitled to receive hereunder.

Security Agreement, Page 11

                  (iv) The Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                  (v) On any sale of the Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

                  (vi) For purposes of enabling the Secured Party to exercise its rights and remedies under this SECTION 6.1 and enabling the Secured Party and its successors and assigns to enjoy the full benefits of the Collateral in each case as the Secured Party shall be entitled to exercise its rights and remedies under this SECTION 6.1, each Debtor hereby grants to the Secured Party an irrevocable, nonexclusive license (exercisable only during an Event of Default but without payment of royalty or other compensation to the Debtor) to use any of the Intellectual Property. This license shall also inure to the benefit of all successors, assigns and transferees of the Secured Party.

         Section 6.2 PRIVATE SALES. Debtors recognize that the Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the Securities Act of 1933, as amended from time to time (the "SECURITIES ACT") and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Neither the Secured Party nor the Banks shall be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws ("Registration"), even if such issuer would agree to do so. Each Debtor further agrees to do or cause to be done, to the extent that each Debtor may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Debtors' expense, but in no event shall the Debtors be obligated to cause a Registration to be made.

                                    ARTICLE 7

                                  MISCELLANEOUS

         Section 7.1 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 7.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Debtors and the Secured Party and respective successors and assigns, except that no Debtor

Security Agreement, Page 12
may assign any of its rights or obligations under this Agreement without the prior written consent of the Banks and Secured Party may not appoint a successor Secured Party except in accordance with the Credit Agreement.

         Section 7.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto and the Required Banks.

         Section 7.4 NOTICES. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement.

         Section 7.5 GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York and applicable laws of the United States of America.

         Section 7.6 HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 7.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Secured Party shall affect the representations and warranties or the right of the Secured Party to rely upon them.

         Section 7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 7.9 WAIVER OF BOND. In the event the Secured Party seeks to take possession of any or all of the Collateral by judicial process, each Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         Section 7.10 SEVERABILITY. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.11 TERMINATION. If all of the Obligations shall have been paid and performed in full, all commitments of the Secured Party and the Banks to all Debtors shall have expired or terminated and no Letters of Credit shall remain outstanding, the Secured Party shall, upon the written request of the Parent, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Secured Party and has not previously been sold or otherwise applied pursuant to this Agreement.

Security Agreement, Page 13

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                    DEBTORS:

                                    MARKETING SPECIALISTS CORPORATION
                                    PAUL INMAN ASSOCIATES, INC.
                                    MARKETING SPECIALISTS SALES COMPANY
                                    BROMAR, INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                            Authorized Officer of all Debtors

                                    SECURED PARTY:

                                    THE CHASE MANHATTAN BANK, as Agent


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------




Security Agreement, Page 14

                                  Schedule 3.1
                                       to
                        Marketing Specialists Corporation
                               Security Agreement

                                    LOCATIONS

-----------------------------------------------------------------------------------------------------------
A.    CHIEF EXECUTIVE OFFICE FOR ALL DEBTORS:

         17855 Dallas Parkway, Suite 200
         Dallas, Texas  75287

         Landlord:
         North Arrowhead/Briargrove Place
         17855 Dallas Parkway, Suite 190
         Dallas, Texas  75287
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
B.    JURISDICTION OF ORGANIZATION AND OTHER LOCATIONS:
-----------------------------------------------------------------------------------------------------------
                                     1. MARKETING SPECIALISTS CORPORATION
-----------------------------------------------------------------------------------------------------------
                                    Jurisdiction of Incorporation: Delaware
-----------------------------------------------------------------------------------------------------------
                                          Inventory Locations: None
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                  2. MARKETING SPECIALISTS SALES COMPANY
-----------------------------------------------------------------------------------------------------------
                                    Jurisdiction of Incorporation: Texas
-----------------------------------------------------------------------------------------------------------
                               Inventory Locations Leased or Owned by Debtor:
-----------------------------------------------------------------------------------------------------------
              Name and Address of Third Party                             Landlord/Mortgagee
------------------------------------------------------ ----------------------------------------------------
     Stoughton Corporate Center                             CD-SP Realty Trust
     Condominium                                            c/o Hunneman Management Company,
     1053 Turnpike Street                                   Inc.
     Stoughton, MA  02072                                   70-80 Lincoln Street
                                                            Boston, MA  02111
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                      Third Party Inventory Locations
-----------------------------------------------------------------------------------------------------------
 Name and Address of Third Party                        Capacity in Which Inventory is Held
------------------------------------------------------ ----------------------------------------------------
 Reynolds Transfer & Storage                                         Storage and Distribution
 2302 Darwin Road
 Madison, WI  53704
 Contact:   Cheryl Castner, Poly Cello
            (207) 767-1624 (x104)
            John Richgels
            (608) 244-6255
---------------------------------------------------------------------------------------------------------

Schedule 3.3 to Security Agreement, Page 1

---------------------------------------------------------------------------------------------------------
 Sonoco                                                              Storage and Distribution
 12851 Leyva Street
 Norwalk, CA  90650
 Contact:   Kathy Sorenson
            (562) 921-0881
------------------------------------------------------ ----------------------------------------------------
 Pallestro Distribution                                              Storage and Distribution
 21118 Cabot Blvd.
 Hayward, CA  94540
 Contact:   Cheryl Castner, Poly Cello
            (207) 767-1624 (x104)
------------------------------------------------------ ----------------------------------------------------
 All State                                                           Storage and Distribution
 46 Rice Street
 Presque Isle, ME  04769
 Contact:   Cheryl Castner, Poly Cello
            (207) 767-1624 (x104)
------------------------------------------------------ ----------------------------------------------------
 Malnove                                                             Storage and Distribution
 10500 Canada Drive
 Jacksonville, FL  32218
 Contact:   Cissy
            (904) 757-5030
            (800) 813-1330
------------------------------------------------------ ----------------------------------------------------
 D&D                                                                 Storage and Distribution
 789 Kings Mill Road
 York, PA  17402
 Contact:   Cheryl Castner, Poly Cello
            (207) 767-1624 (x104)
------------------------------------------------------ ----------------------------------------------------
 Holman Distribution                                                 Storage and Distribution
 22430 76th Avenue South
 Kent, WA  98032
 Contact:   Ginger
            (253) 872-7143 (x303)
            Sue
            (253) 872-7143 (x304)
------------------------------------------------------ ----------------------------------------------------
 Union Industries, Inc.                                              Storage and Distribution
 Admiral Street
 Providence, RI  02908
 Contact:   John Wilbur
            Kathy Dichristofaro
            (800) 556-6454
------------------------------------------------------ ----------------------------------------------------
 Graphic Packaging Corporation                                               Packaging
 3400 N. Marine Drive
 P. O. Box 17128
 Portland, OR  97217
 Contact:   June Germony
            (503) 240-4623
------------------------------------------------------ ----------------------------------------------------

Schedule 3.3 to Security Agreement, Page 2

------------------------------------------------------ ----------------------------------------------------
 Mohawk Northern Plastics                                           Storage and Distribution
 701 A Street N.E.
 P. O. Box 583
 Auburn, WA  98071
 Contact:  Michelle Erpelding
          (253) 939-8206
          (800) 426-1100 (x214)
----------------------------------------------------------------------------------------------------------
 Americold                                                           Storage and Distribution
 2323 Jess Street
 Los Angeles, CA  90023
 Los Angeles County
------------------------------------------------------ ----------------------------------------------------
                                                3. BROMAR, INC.
-----------------------------------------------------------------------------------------------------------
                                   Jurisdiction of Incorporation: California
-----------------------------------------------------------------------------------------------------------
                                           Inventory Locations: NONE
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                        4. PAUL INMAN ASSOCIATES, INC.
-----------------------------------------------------------------------------------------------------------
                                    Jurisdiction of Incorporation: Michigan
-----------------------------------------------------------------------------------------------------------
                                           Inventory Locations: NONE
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
             Prior Chief Executive Office                               Landlord/Mortgagee
                (within last 4 months)
------------------------------------------------------ ----------------------------------------------------
                       Address
------------------------------------------------------ ----------------------------------------------------
         30095 Northwestern Highway                             Paul Inman, L.L.C.
         Farmington Hills, MI  48334                            28899 Millbrook
         Oakland County                                         Farmington Hills, MI 48334
 ------------------------------------------------------ ----------------------------------------------------

Schedule 3.3 to Security Agreement, Page 3

                                  Schedule 3.2
                                       to
                        Marketing Specialists Corporation
                               Security Agreement

                DEPOSIT, LOCKBOX, COMMODITY AND SECURITY ACCOUNTS

                                 [see attached]


Schedule 3.3 to Security Agreement, Page 1

                                  Schedule 3.3
                                       to
                        Marketing Specialists Corporation
                               Security Agreement

                      PRIOR NAMES AND PREDECESSOR COMPANIES

                                 I. Prior Names

                      A. MARKETING SPECIALISTS CORPORATION
1.   Merkert American
2.   Monroe

                         B. PAUL INMAN ASSOCIATES, INC.
1.   Creative Advertising

                     C. MARKETING SPECIALISTS SALES COMPANY
1.   Food Service Sales
2.   Marketing Specialists of Minnesota
3.   Marketing Specialists of Tennessee
4.   Marketing Specialists
5.   Richmont Marketing
6.   Merkert Enterprises
7.   Atlas Marketing
8.   Meatmaster
9.   Rogers-American
10.  Towers Marketing
                                 D. BROMAR, INC.
1.   Food Service Sales

============================================================================================================
                                           PREDECESSOR COMPANIES
============================================================================================================
                                        1. UNITED BROKERAGE COMPANY
============================================================================================================
                                      Chief Executive Office Location
------------------------------------------------------------------------------------------------------------
 Kent County, Michigan
============================================================================================================
                                    2. BUCKEYE SALES & MARKETING, INC.
============================================================================================================
                                      Chief Executive Office Location
------------------------------------------------------------------------------------------------------------
 Summit County, Ohio
============================================================================================================
                                     3. ATLAS MARKETING COMPANY, INC.
============================================================================================================
                                      Chief Executive Office Location
============================================================================================================
 Mecklenburg County, North Carolina
============================================================================================================

Schedule 3.3 to Security Agreement, Page 1

============================================================================================================
                                         4. JOHNSON - LIEBER, INC.
============================================================================================================
                                      Chief Executive Office Location
============================================================================================================
 Renton, Washington
============================================================================================================
                                     5. MARKETING SPECIALISTS CO., INC.
============================================================================================================
                                       Chief Executive Office Location
============================================================================================================
 Canton, Massachusetts
============================================================================================================

Schedule 3.3 to Security Agreement, Page 2

                                   EXHIBIT "E"
                                       TO
                        MARKETING SPECIALISTS CORPORATION
                                CREDIT AGREEMENT

                            ASSIGNMENT AND ACCEPTANCE



Exhibit "E", Cover Page

                            ASSIGNMENT AND ACCEPTANCE

                               Dated _____________


         Reference is made to the Credit Agreement dated March 30, 2000 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among Marketing Specialists Corporation, a Delaware corporation (the "Parent"), certain of its subsidiaries (collectively, with the Parent, the "Borrowers"), the banks named therein (the "Banks"), and THE CHASE MANHATTAN BANK, as agent for the Banks (in such capacity, the "Agent") (such Credit Agreement, as it has been or may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement" and capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement). This Assignment and Acceptance is being executed pursuant to Section 13.8 of the Credit Agreement.

         _____________________________ (the "Assignor") and ____________________
(the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse, representation or warranty except as specifically set forth herein, and the Assignee hereby purchases and assumes from the Assignor as of the Effective Date (as defined below), a ___________% interest in and to all the Assignor's rights and obligations under the Commitment of the Assignor on the Effective Date and such percentage interest in the Loans owing to the Assignor outstanding on the Effective Date together with such percentage interest in all Letters of Credit outstanding on the Effective Date and all unpaid interest and fees accrued from the Effective Date relating to such Loans and Letters of Credit. After giving effect to this the foregoing assignment, the amount utilized to determine
                   (a) Assignee=s Commitment shall be $__________ and (b) Assignor's Commitment shall be $__________.

         2. The Assignor (i) represents that as of the date hereof, its Commitment is $_____________ and the outstanding principal balance of its Loans is $_____________ (as unreduced by any assignments which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any Obligated Party or the performance or observance by the Borrowers or any Obligated Party of any of their obligations under the Agreement or any Loan Document; and (iv) attaches the Note held by Assignor and requests that the Agent exchange such Note for a new Note payable to the order of (A) Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the outstanding principal amount of the Loans assigned to Assignee pursuant hereto, as applicable, and (B) the Assignor in amounts equal to the Commitment and Loans retained by the Assignor under the Credit Agreement, as specified above.

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance;
                  (ii) confirms that it has received a copy of the Credit


Assignment and Acceptance, Page 1

                  Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or
                  Section 8.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iv) confirms that it is eligible to be an Assignee; (v) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank.

         4. The effective date for this Assignment and Acceptance once signed by the parties hereto and accepted by Agent and Borrower shall be __________, 20__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording.

         5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Bank thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Note for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York and applicable laws of the United States of America.

         8. This Assignment and Acceptance may be executed in any number of counterparts and on telecopy counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement

                                   [NAME OF ASSIGNOR]

                                   By:
                                      ------------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

Assignment and Acceptance, Page 2

                                   [NAME OF ASSIGNOR]

                                   By:
                                      ------------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                   ADDRESS FOR NOTICES:

                                   ---------------------------------------------
                                   ---------------------------------------------
                                   ---------------------------------------------
                                   Telecopy No.:
                                                --------------------------------
                                   Telephone No.
                                                --------------------------------


                                   LENDING OFFICE FOR BASE RATE
                                   ACCOUNTS AND LIBOR ACCOUNTS

                                   ---------------------------------------------
                                   ---------------------------------------------
                                   ---------------------------------------------



ACCEPTED BY:

THE CHASE MANHATTAN BANK
as Agent

By:
   ------------------------------------------
      Name:
           ----------------------------------
      Title:
            ---------------------------------

MARKETING SPECIALISTS CORPORATION
as the Parent


By:
   ------------------------------------------
      Name:
           ----------------------------------
      Title:
            ---------------------------------

Assignment and Acceptance, Page 3

                                 Schedule 1.1(a)
                                       to
                        Marketing Specialists Corporation
                                Credit Agreement

                              PREVIOUS SENIOR DEBT


                                                                                            Total Amount
                                                                                           Outstanding on
                Lender                                 Borrower                             Closing Date
                ------                                 --------                             ------------
1.   Certain Lenders including First         Marketing Specialists Corporation               $23,750,000
     Union National Bank, as agent for
     such Lenders

     "Previous Senior Debt" does not
     include the First Union Loan





Schedule 1.1(a) - Solo Page

                                 Schedule 1.1(b)
                                       to

                        Marketing Specialists Corporation
                                Credit Agreement

                                MONROE LITIGATION




MONROE & COMPANY, LLC VS. MARKETING SPECIALISTS CORPORATION, Commonwealth of Massachusetts, Middlesex, Superior Court Department of the Trial Court, C.A. No. 99-4745, filed October 1, 1999. Marketing Specialists Corporation made an initial settlement offer of $2 million prior to the hearing on Monroe & Company, LLC's motion for summary judgment. Attached to this disclosure schedule is a copy of a letter setting forth Monroe & Company, LLC's most recent settlement proposal. The "negotiating range" as used in this Agreement, is $2,000,000 to $2,855,000.






Schedule 1.1(b) - Solo Page

                                  Schedule 7.9
                                       to
                        Marketing Specialists Corporation
                                Credit Agreement

                       DEBT LEVELS (EXCL. CREDIT FACILITY)

Bank Debt:
         First Union Term Loan (1)                                                               43,750,000

Mortgage Debt:
         CREC (2)
         MORTGAGE ON CANTON BUILDING                                                              9,160,751

         Rexham Note Payable (2)                                                                  3,612,368
                                                                                              --------------
         MORTGAGE ON CHARLOTTE BUILDING

Total Senior Debt                                                                                56,523,119

Senior Subordinated Debt:

         Senior Subordinated Notes -
         Chase Securities Inc.                                                                  100,000,000

         Acquisition Obligations -
         Pari passu to bonds                                                                     86,120,269
                                                                                              --------------

Total Senior Subordinated Debt                                                                  186,120,269

Subordinated Debt:

         Acquisition Obligations -
         subordinated to bonds                                                                   12,068,111
                                                                                              --------------

Total Subordinated Debt                                                                          12,068,111


Total Debt                                                                                      254,711,499


(1)      Payment of $8,750,000 will be made at closing - reducing the balance to $35,000,000.
(2)      In process of selling these buildings.

NOTE:
         Employee related Deferred Compensation                                                   1,375,795
         NOT ORIGINATING FROM ACQUISITION


Schedule 7.9 - Solo Page

                                  Schedule 7.14
                                       to
                        Marketing Specialists Corporation
                                Credit Agreement

               LIST OF SUBSIDIARIES; LIST OF BORROWER SHAREHOLDERS

         A.       Wholly-owned Subsidiaries of Marketing Specialists Corporation.
         1.       MARKETING SPECIALISTS SALES COMPANY
                  Principal Address:                          17855 Dallas Parkway, Suite 2000,
                                                              Dallas, Texas  75287
                  Location of Books and Records:              17855 Dallas Parkway, Suite 2000,
                                                              Dallas, Texas  75287
                  Authorized Stock:                           10,000,000
                  Issued and Outstanding Stock:               137,635

                  Marketing Specialists Sales Company is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its Capital Stock.

         2.       PAUL INMAN ASSOCIATES, INC.
                  Principal Address:                          17855 Dallas Parkway, Suite 2000,
                                                              Dallas, Texas  75287
                  Location of Books and Records:              17855 Dallas Parkway, Suite 2000,
                                                              Dallas, Texas  75287
                  Authorized Stock:                           1,000 shares of Common Stock, $0.01 par value per
                                                              share
                  Issued and Outstanding Stock:               1,000 shares of Common Stock

                  Paul Inman Associates, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its Capital Stock.

B.       Wholly-owned Subsidiaries of Marketing Specialists Sales Company

         1.       BROMAR, INC., a California corporation
                  Principal Address:                          744 N. Eckhoff Street, Orange, CA 92868
                  Location of Books and Records:              17855 Dallas Parkway, Suite 2000,
                                                              Dallas, Texas  75287
                  Authorized Stock:                           2,000,000 shares of Common Stock, no par value
                  Issued and Outstanding Stock:               1,000 shares of Common Stock

                  Bromar, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its
                  Capital Stock.

Schedule 7.14 - Page 1 of 1

                                  Schedule 9.1
                                       to
                        Marketing Specialists Corporation
                                Credit Agreement

                                  EXISTING DEBT

         1.       Please see attached Debt Schedule.

         2. Unsecured Letter of Credit Promissory Note dated January 26, 2000 in the principal amount of $1.6 million payable to Richmont Capital Partners I, L.P. by Marketing Specialists Sales Company.

         3. Guaranty Fee Agreement dated as of January 26, 2000 between Marketing Specialists Sales Company and Richmont Capital Partners I, L.P. relating to certain fee obligations.

         4. Amendment No. 1 to Guaranty Fee Agreement dated as of January 26, 2000 between Marketing Specialists Sales Company and Richmont Capital Partners I, L.P. effecting subordination provisions for the fees payable under the Guaranty Fee Agreement.

         5. Unsecured Letter of Credit Promissory Note dated March 29, 2000 in the principal amount of $1,071,133 payable to Richmont Capital Partners I, L.P. by Marketing Specialists Sales Company.

         6. Subordinated Promissory Note dated January 27, 2000 in the original principal amount of $9,240,000 payable to Johnson-Lieber, Inc. by Marketing Specialists Sales Company.

Schedule 9.1

                                  Schedule 9.2
                                       to
                        Marketing Specialists Corporation
                                Credit Agreement

                                 EXISTING LIENS






Schedule 9.2

                                  Schedule 9.5
                                       to
                        Marketing Specialists Corporation
                                Credit Agreement

                              EXISTING INVESTMENTS


1.       Texas Stadium Bonds

2. Personal Seat License in the football stadium under construction in Nashville, Tennessee

3.       Two shares of common stock of Bradford & Company Food Brokers, Inc.

4.       Seats at Ericson Stadium

5.       Smith Barney investment account regarding customer stocks

6.       Property investment, Sesame Place, Irving, Texas



Schedule 9.7 - Solo Page